Exhibit 3.1

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Perfect Corp. (ROC # 296681) (the "Company")

TAKE NOTICE that by written special resolution of the shareholders of the Company dated 5 October 2021, the following special resolution was passed:

THAT the Memorandum and Articles of Association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed hereto.

/s/ Ruth Grizzel

Ruth Grizzel
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited

Dated this 8th day of October 2021

www.verify.gov.ky File#: 296681	SEAL Filed: 08-Oct-2021 14:35 EST Auth Code: K57079426012

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

Perfect Corp.

(adopted by a special resolution passed on October 5, 2021 and effective on and from October 5, 2021)

www.verify.gov.ky File#: 296681	SEAL Filed: 08-Oct-2021 14:35 EST Auth Code: G03366010933

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Perfect Corp.

(adopted by a special resolution passed on October 5, 2021 and effective on and from October 5, 2021)

1.	The name of the Company is Perfect Corp.

2.	The Registered Office shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Act (the “Act”).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	If the Company is exempted, it shall not trade in the Cayman Islands with any person, firmor corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

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-i-

8.	The authorized share capital of the Company is US$82,000,000 divided into:

(a)	574,808,927 Common Shares of a par value of US$0.10 each; and

(b)	245,191,073 Preferred Shares of a par value of US$0.10 each comprising of (i) 47,140,160 Series A Preferred Shares of a par value of US$0.10 each; (ii) 50,000,000 Series A-1 Preferred Shares of a par value of US$0.10 each; (iii) 73,206,440 Series B Preferred Shares of a par value of US$0.10 each; (iv) 16,270,745 Series C-1 Preferred Shares of par value US$0.10 each, and (v) 58,573,728 Series C-2 Preferred Shares of par value US$0.10 each, provided always that subject to the Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to subdivide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

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-ii-

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Perfect Corp.

(adopted by a special resolution passed on October 5, 2021 and effective on and from October 5, 2021)

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of theCompanies Act shall not apply to this Company.

2.	In these Articles the following terms shall have the meanings set opposite unless the contextotherwise requires:

“Accounting Standards”	means the Generally Accepted Accounting Principles in Taiwan or International Financial Reporting Standards applicable in Taiwan, as approved by the Board in accordance with these Articles and as applied on a consistent basis.

“Act”	means the Companies Act of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Act is referred to, the reference is to that provision as modified by any law for the time being in force.

“Additional Common Shares”	has the meaning ascribed to it in Article 16.4(A).

“Additional Number”	has the meaning ascribed to it in Article 16.6(B).

“Affiliates”

means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person. In the case of Alibaba, Affiliates shall also include Ant Group Co., Ltd. (蚂蚁科技集团股份有限公司) (formerly known as Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团股份有限公司)) and its Affiliates. In the case of Goldman Sachs, notwithstanding any other provision in these Articles or any other Transaction Documents to the contrary, Affiliates shall also include any fund or holding company formed for investment purposes that is promoted, sponsored, managed, or advised by The Goldman Sachs Group, Inc. or any of its Affiliates.

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“Aggregate Consideration”	has the meaning ascribed to it in Article 16.4(H)(c).

“Alibaba”	means Taobao China Holding Limited.

“Alibaba Competitors”	has the meaning ascribed to it in the Shareholders Agreement.

“Alibaba Competitor Fall Away Condition”	has the meaning ascribed to it in Article 16.5(C).

“Alibaba Director”	has the meaning ascribed to it in Article 16.3(B).

“Alibaba Redemption Trigger Event”	has the meaning ascribed to it in Article 119(b).

“Articles”	means these Fifth Amended and Restated Articles of Association of the Company as amended from time to time by Special Resolution.

“Board”	means the board of directors of the Company.

“Business Day”	means a day on which commercial banks and foreign exchange markets settle payments in Taiwan, the PRC, Hong Kong and the Cayman Islands, but does not include a Saturday, Sunday or a public holiday.

“Auditors”	means the auditors of the Company for the time being and from time to time.

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“Business Cooperation Agreement”	means the business cooperation agreement entered into on July 17, 2019 by and between the Company and 浙江天猫技术有限公司, an Affiliate of Alibaba, as may be amended from time to time.

“Common Directors”	has the meaning ascribed to it in Article 16.3(B).

“Common Shareholders”	means the holders of the Common Shares.

“Common Shares”	means the Company’s common shares of par value US$0.10 each, having the rights, privileges, preferences, and restrictions set forth herein.

“Company”	means Perfect Corp.

“Connected Party”	means, in relation to a person:

(a)	its Affiliates and its and its respective Affiliates’ directors, managers, officers, employees, agents or similar representatives, and the officers, and his/her/its or their respective Family Members;

(b)	any trust established by or for the benefit of the persons in paragraph (a) above; and/or

(c)	any nominee, trustee or agent or any other person acting on behalf of any person referred to in this definition.

“control”	means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling”, “controlled by” or “under common control with” shall be construed accordingly.

“Conversion Date”	has the meaning ascribed to it in Article 16.4(K)(c).

“Conversion Price”	has the meaning ascribed to it in Article 16.4(A).

“Conversion Shares”	has the meaning ascribed to it in Article 16.4(A).

“Convertible Securities”	has the meaning ascribed to it in Article 16.4(A).

“Co-Sale Pro Rata Portion”	has the meaning ascribed to it in Article 16.5(I)(a).

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“CyberLink”	means CyberLink International Technology Corp. and its Affiliates.

“CyberLink Director”	has the meaning ascribed to it in Article 16.3(B).

“Deemed Liquidation Event”	has the meaning ascribed to it in Article 16.2(B).

“De-SPAC Merger”	a business combination involving the Company and a publicly listed special purpose acquisition company on either the New York Stock Exchange or the NASDAQ Stock Market, whether by merger, consolidation, stock purchase, asset sale or otherwise.

“Director Appointment Threshold”	means at least five percent (5%) of the Equity Securities of the Company on a fully-diluted basis (including all the Options and other Convertible Securities exercisable or convertible into Shares).

“Directors”	means the directors of the Company for the time being and from time to time or, as the case may be, the directors assembled as a board or as a committee thereof.

“Dragging Shareholders”	has the meaning ascribed to it in Article 16.3(D)(a).

“Electronic Transactions Act”	means the Electronic Transactions Act (as amended) of the Cayman Islands.

“Equity Securities”	means, with respect to any person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“Failed Meeting”	has the meaning ascribed to it in Article 83.

“Family Member”	means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

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“First Drag-Along”	has the meaning ascribed to it in Article 16.3(D)(a)(i).

“First Drag-Along Notice”	has the meaning ascribed to it in Article 16.3(D)(a)(i).

“Founder”	means Alice H. Chang, a citizen of Taiwan with passport number 312667488.

“Founder Parties”	means, collectively, the Founder, DVDonet.com. Inc., Golden Edge Co., Ltd. and World Speed Company Limited.

“Fourth Drag-Along”	has the meaning ascribed to it in Article 16.3(D)(d)(iv).

“Fourth Drag-Along Notice”	has the meaning ascribed to it in Article 16.3(D)(d)(iv).

“Goldman Director”	has the meaning ascribed to it in Article 16.3(B).

“Goldman Sachs”	means, collectively Goldman Sachs Asia Strategic II Pte. Ltd., StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P.

“Governmental Authority”	means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization, any state-owned or state-controlled enterprise, and any public international organization.

“Group Company”	means each of the Company and any of its Affiliates, and each such company’s sales office, representative offices or branches, from time to time, whether in existence now or in the future (collectively, the “Group”).

“Initiates”	has the meaning ascribed to it in Article 16.3(C)(e).

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“Intellectual Property”	means any and all (a) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof; (b) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models; (c) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation); (d) URLs, web sites, web pages and any part thereof; (e) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property; (f) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor; and (g) the goodwill symbolized or represented by the foregoing.

“Investor”	has the meaning ascribed to it in the Shareholders Agreement.

“Investor Director” or “Investor Directors”	has the meaning ascribed to it in Article 16.3(B).

“IPO”	means (a) the Company’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Shares (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of public offering), and such Shares are listed for trading on either the New York Stock Exchange or the NASDAQ Stock Market, (b) a Taiwan IPO, (c) a listing of Shares of the Company on any other internationally recognized stock exchanges other than the New York Stock Exchange and the NASDAQ Stock Market duly approved by the Board in accordance with these Articles and in the Shareholders Agreement or (d) a listing of Shares of the Company or, as the case may be, the shares or securities of the relevant entity resulting from a De-SPAC Merger, by way of a De-SPAC Merger.

“IPO Filing Date”	has the meaning ascribed to it in Article 16.4(K).

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“Key Management Members”	means Louis Chen (CSO) and Johnny Tseng (CTO).

“Major Investor”	means an Investor who, together with its Affiliates, continues to hold at least 6,000,000 Preferred Shares (collectively, the “Major Investors”).

“Management Holding Company”	means Ideal Max Management Limited.

“Member” or “Shareholder”	means a person who is registered in the Register of Members as the holder of any Share in the Company.

“Memorandum”	means this Fifth Amended and Restated Memorandum of Association of the Company as amended from time to time by Special Resolution.

“month”	means a calendar month.

“Negotiation Period”	has the meaning ascribed to it in Article 16.5(K)(a).

“New Securities”	for the purpose of the Preemptive Right means any Equity Securities of the Company; provided that, subject to Article 126 and Article 127, it shall not include:

(a)	any Common Shares issued or issuable upon conversion of the Preferred Shares;

(b)	any Equity Securities of the Company issued in connection with any share subdivision, share dividend or other similar events in which all Preemptive Right Holders are entitled to participate on a pro rata basis;

(c)	any Equity Securities of the Company issued upon the exercise, conversion or exchange of any issued security if such issued security constituted a New Security;

(d)	any Common Shares or Preferred Shares upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of adoption of these Articles;

(e)	that specific number of Common Shares (as adjusted for any share subdivision, share dividend, combinations, or any similar recapitalization events) reserved for and issuable or issued to officers, directors, employees, consultants, or advisors of the Group pursuant to the Share Plan or any new share grants, restricted share purchase or share options duly approved by the Board in accordance with these Articles and the Shareholder Agreement;

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(f)	any Equity Securities of the Company offered in an IPO or a Qualified IPO; or

(g)	any Equity Securities of the Company which are otherwise excluded by the prior written consents of the holders of at least eighty percent (80%) of the Preferred Shares then outstanding in accordance with these Articles and the Shareholder Agreement.

“Non-Compliant Transfer”	has the meaning ascribed to it in Article 16.5(L).

“Notice of Intent”	has the meaning ascribed to it in Article 16.5(K)(a).

“NS”	means Ningbo New Summit Private Equity Fund I L.P. (simplified Chinese name:宁波创世一期股权投资基金合伙企业（有限合伙）), a PRC limited partnership with registered address at Room 908, No. 11 Building, Meishan Da Dao Business Center, Beilun District, NingBo, PRC (中国宁波市北仑区梅山大道商务中心十一号办公楼908室).

“NS Director”	has the meaning ascribed to it in Article 16.3(B).

“Option”	has the meaning ascribed to it in Article 16.4(A).

“Ordinary Resolution”	means a resolution of a general meeting passed by a simple majority of the Members entitled to vote present at the meeting or a written resolution signed by all Members entitled to vote.

“Original Issue Date”	has the meaning ascribed to it in Article 16.4(A).

“Original Issue Price”	has the meaning ascribed to it in Article 16.4(A).

“Other Redemption Event”	has the meaning ascribed to it in Article 119(b).

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“Other Redemption Notice”	has the meaning ascribed to it in Article 119(b).

“Participant”	has the meaning ascribed to it in Article 16.5(I)(a).

“Participation Notice”	has the meaning ascribed to it in Article 16.6(B).

“Participation Period”	has the meaning ascribed to it in Article 16.6(B).

“Permitted Transferee”	has the meaning ascribed to it in Article 16.5(M).

“person”	means an individual, corporation, partnership, joint venture, trust, a limited liability company, an unincorporated association, or other entity or a government or any agency or political subdivision thereof.

“PRC”	means the People’s Republic of China, and for the purpose of these Articles only, not including Hong Kong Special Administrative Region, Macau Special Administrative Region or Taiwan.

“PRC Investment Regulations”	means any laws or regulations set forth to govern any form of direct or indirect investment made by a PRC Person to the entity, branch or business established in Taiwan, including but not limited to the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例), the Enforcement Rules for the Act Governing Relations Between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例施行細則), and the Regulations Governing People from Mainland Area to Invest in Taiwan (大陸地區人民來臺投資許可辦法), in each case, as such laws or regulations may be amended and as interpreted by Taiwan Governmental Authorities from time to time.

“PRC Investor Restriction Notice”	means a notice from the Investment Commission of the Ministry of Economic Affairs of Taiwan or any other relevant Governmental Authority in Taiwan with respect to a violation or potential violation of the PRC Investment Regulation.

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“PRC Person”	means (i) any person that is a “Mainland Area Person (大陸地區人民)” as defined in Article 2, Item 4 and Article 3 of the of the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例), Articles 5 and 7 of the Enforcement Rules for the Act Governing Relations Between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例施行細則), (ii) any juristic person, group or other organization registered in the PRC, and (iii) any “Third Jurisdiction Company” invested by any of (i) and (ii) above (第三地區投資之公司) as defined in Article 3, Paragraph 2 of the Regulations Governing People from Mainland Area to Invest in Taiwan (大陸地區人民來臺投資許可辦法), which meets either of the following criteria:

(a)	thirty percent (30%) or more of such entity’s Equity Securities are held or capital is contributed directly or indirectly by any Mainland Area Person(s), in aggregate; or

(b)	Mainland Area Person(s) have any of the following control powers over such entity:

(i)	Mainland Area Person(s) have control over the majority of the votes in accordance with a Contract with other shareholders;

(ii)	Mainland Area Person(s) have control over matters related to financial, operational and/or human resources matters;

(iii)	Mainland Area Person(s) have the right to appoint or discharge a majority of the directors of the board of directors or other organisation capable of making business decisions, and the board of directors or such organization is in charge of the operation of such entity;

(iv)	Mainland Area Person(s) have control over the majority of the votes on the board of directors or other organisation capable of making business decision, and the board of directors or such organization is in charge of the operation of such entity; or

(v)	Mainland Area Person(s) have any other controlling powers as defined under the International Financial Reporting Standards or the Enterprise Accounting Standards,

in each case, as such laws may be amended and as interpreted by Taiwan Governmental Authorities from time to time.

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“Preemptive Right”	has the meaning ascribed to it in Article 16.6(A).

“Preemptive Right Holder”	has the meaning ascribed to it in Article 16.6(A).

“Preference Amount”	means, with respect to a Preferred Shareholder, the amount equal to one and one-half (1.5) times the applicable Original Issue Price multiplying the number of Preferred Shares held by such Preferred Shareholder, plus any dividends declared but unpaid thereon.

“Preferred Shareholders”	means the holders of the Preferred Shares.

“Preferred Shares”	means, collectively, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Pro Rata Share”	has the meaning ascribed to it in Article 16.6(A).

“Permitted Indebtedness”	means, where applicable, (a) statutory liens for current Taxes not yet due and payable or the account or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with the Accounting Standards, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business of the Group the existence of which would not constitute an event of default under, or breach of, a real property lease to which any Group Company is a party and the liabilities of the Group in respect of which are not overdue or otherwise in default, (c) covenants, conditions, restrictions, encumbrances and other similar matters of record affecting title to but not adversely affecting the value of, or the current occupancy or use of any real property owned by any Group Company in any material respect, and (d) liens to secure landlords, lessors or renters under leases or rental agreements (to the extent the applicable Group Company is not in default under such lease or rental agreement).

“Prospective Transferee”	has the meaning ascribed to it in Article 16.5(H)(a).

“Qualified Exit”	means the Qualified IPO and Qualified Trade Sale.

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“Qualified Exit Minimum Value”	means, with respect to the value of the Series C Preferred Shares (including the Common Shares re-designated as Series C Preferred Shares) subscribed or purchased by Goldman Sachs under the Series C Subscription Agreement, such amount which shall not be less than (i) two (2.0) times the consideration paid by Goldman Sachs therefor if such Qualified Exit is consummated prior to December 31, 2024; or (ii) two and one-half (2.5) times the consideration paid by Goldman Sachs therefor if such Qualified Exit is consummated on or after January 1, 2025 but prior to December 31, 2026, in each case, unless otherwise adjusted with the approval by the simple majority of the Board (including the affirmative vote of the Goldman Director).

“Qualified Exit Redemption Event”	has the meaning ascribed to it in Article 119(a).

“Qualified Exit Redemption Notice”	has the meaning ascribed to it in Article 119(a).

“Qualified IPO”	means an initial public offering of the Common Shares of the Company on the New York Stock Exchange, NASDAQ Stock Market, The Stock Exchange of Hong Kong, Taiwan Stock Exchange or other stock exchange approved in writing by Goldman Sachs or a De-SPAC Merger reflecting a pre-money market capitalization of the Company or the relevant entity resulting from a De-SPAC Merger (based on the price per share offered to the public in the case of an initial public offering) under which the value of the Series C Preferred Shares held by Goldman Sachs shall not be less than the Qualified Exit Minimum Value.

“Qualified Trade Sale”	shall mean (a) direct or indirect sale of fifty percent (50%) or more of the business or Shares of the Company; or (b) sale of all Shares of the Company by CyberLink, in each case of paragraph (a) and (b), in which sale (i) Goldman Sachs and MC sell all of their Equity Securities in the Company; (ii) Goldman Sachs and MC are only required to give representations and warranties on the title of such Equity Securities and authority; and (iii) the proceeds from such sale to Goldman Sachs shall be no less than the Qualified Exit Minimum Value.

“Redemption Date”	has the meaning ascribed to it in Article 121.

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“Redemption Notice”	has the meaning ascribed to it in Article 119.

“Redemption Price”	has the meaning ascribed to it in Article 120.

“Redemption Shares”	has the meaning ascribed to it in Article 119.

“Registered Office”	means the registered office of the Company as provided in Section 50 of the Act.

“Register of Members”	means the register of Members to be kept pursuant to section 40 of the Act.

“Representative”	has the meaning ascribed to it in Article 93.

“Restricted Party”	has the meaning ascribed to it in Article 16.5(I)(a).

“Restricted Shareholders”	has the meaning ascribed to it in Article 16.5(A).

“Right of Co-Sale”	has the meaning ascribed to it in Article 16.5(I)(a).

“Right of First Refusal”	has the meaning ascribed to it in Article 16.5(F).

“Right of First Offer”	has the meaning ascribed to it in Article 16.5(K).

“ROFO Holder”	has the meaning ascribed to it in Article 16.5(K)(a).

“ROFO Seller”	has the meaning ascribed to it in Article 16.5(K)(a).

“Seal”	means the common seal of the Company (if applicable) or any facsimile or official seal (if applicable) for the use outside of the Cayman Islands;

“Second Drag-Along”	has the meaning ascribed to it in Article 16.3(D)(d)(ii).

“Second Drag-Along Notice”	has the meaning ascribed to it in Article 16.3(D)(d)(ii).

“Second Notice”	has the meaning ascribed to it in Article 16.5(H)(c).

“Second Participation Notice”	has the meaning ascribed to it in Article 16.6(B).

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“Second Participation Period”	has the meaning ascribed to it in Article 16.6(B).

“Secretary”	means any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary.

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time, and the rules and regulations promulgated thereunder.

“Selling Shareholder”	has the meaning ascribed to it in Article 16.5(H)(a).

“Series A Preferred Shares”	means the Company’s series A preferred shares of par value US$0.10 each, having the rights, privileges, preferences, and restrictions set forth in the Shareholders Agreement and these Articles.

“Series A/A-1 Election Period”	has the meaning ascribed to it in Article 16.5(H)(d).

“Series A/A-1 Exercise Period”	has the meaning ascribed to it in Article 16.5(H)(d)(i).

“Series A/A-1 Holders”	means the holders of the Series A Preferred Shares and/or Series A-1 Preferred Shares.

“Series A/A-1 ROFR”	has the meaning ascribed to it in Article 16.5(G).

“Series A-1 Holders”	means the holders of the Series A-1 Preferred Shares.

“Series A-1 Preferred Shares”	means the Company’s series A-1 preferred shares of par value US$0.10 each, having the rights, privileges, preferences, and restrictions set forth in the Shareholders Agreement and in these Articles.

“Series B Election Period”	has the meaning ascribed to it in Article 16.5(H)(c).

“Series B Holders”	means the holders of Series B Preferred Shares.

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“Series B Majority”	means the holder(s) representing at least the majority of the Series B Preferred Shares.

“Series B Preferred Shares”	means the Company’s series B preferred shares of par value US$0.10 each, having the rights, privileges, preferences, and restrictions set forth in the Shareholders Agreement and in these Articles.

“Series B ROFR”	has the meaning ascribed to it in Article 16.5(E).

“Series B ROFR Exercise Notice”	has the meaning ascribed to it in Article 16.5(H)(c)(i).

“Series B Subscription Agreement”	means the Series B Preferred Share Subscription Agreement entered into by and among the Company, Alibaba and certain other parties thereto on July 8, 2019.

“Series C Election Period”	has the meaning ascribed to it in Article 16.5(H)(b).

“Series C Holders”	means the holder of Series C Preferred Shares.

“Series C Majority”	means the holders representing at least the majority of the Series C Preferred Shares.

“Series C Post-Money Valuation”	means US$390,000,000.

“Series C Preferred Shares”	means, collectively, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

“Series C ROFR”	has the meaning ascribed to it in Article 16.5(D).

“Series C ROFR Exercise Notice”	has the meaning ascribed to it in Article 16.5(H)(b)(i).

“Series C-1 Preferred Shares”	means the Company’s series C-1 preferred shares of par value US$0.10 each, having the rights, privileges, preferences and restrictions set forth in the Shareholders Agreement and these Articles.

“Series C-2 Preferred	means the Company’s series C-2 preferred shares of par value

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Shares”	US$0.10 each, having the rights, privileges, preferences and restrictions set forth in the Shareholders Agreement and these Articles.

“Shares”	means a share in the capital of the Company of any class including a fraction of such share, whether the Common Shares or the Preferred Shares or others. For the avoidance of doubt, in these Articles, the expression “Share” shall include a fraction of a Share.

“Share Plan”	means the Company’s equity incentive programs to grant options or other equity incentive shares to employees, officers, or consultants of any Group Companies as adopted by the Board from time to time in accordance with these Articles and the Shareholder Agreement.

“Shareholders Agreement”	means the Second Amended and Restated Shareholders Agreement entered into by and among the Company and its shareholders on December 18, 2020, as amended and restated from time to time.

“Significant Group Company”	means any of the Group Company that attributes twenty percent (20%) or more of the revenue to the Company on a consolidated basis.

“Special Drag-Along Notices”	has the meaning ascribed to it in Article 16.3(D)(d)(iv).

“Special Drag-Along Rights”	has the meaning ascribed to it in Article 16.3(D)(d)(iv).

“Special Resolution”	means a resolution of a general meeting passed by a majority of at least two-thirds of the Members entitled to vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given or a written resolution signed by all Members entitled to vote and otherwise in accordance with section 60 of the Act.

“Series C Subscription Agreement”	means the series C preferred share subscription agreement entered into by and among the Company, Goldman Sachs and certain other parties thereto on December 11, 2020.

“Taiwan”	means the Republic of China (Taiwan).

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“Taiwan IPO”	has the meaning ascribed to it in Article 16.4(K)(c).

“Taxes”	means PRC (including any subdivision, municipality, province or locality of the PRC or any agency thereof) or other non-PRC income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, unclaimed property to escheatment, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person.

“Third Drag-Along”	has the meaning ascribed to it in Article 16.3(D)(d)(iii).

“Third Drag-Along Notice”	has the meaning ascribed to it in Article 16.3(D)(d)(iii).

“Third Notice”	has the meaning ascribed to it in Article 16.5(H)(d).

“Trade Sale”	has the meaning ascribed to it in Article 16.3(D)(a).

“Transaction Documents”	means, collectively, the Shareholders Agreement, the Series B Subscription Agreement, the Series C Subscription Agreement, the Director Indemnification Agreement (as defined in the Series B Subscription Agreement and the Series C Subscription Agreement, respectively), the Business Cooperation Agreement, these Articles and any schedules and exhibits attached hereto, and any other documents reasonably required to be entered into in connection with the transactions contemplated thereunder.

“transfer”	means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, encumbrance, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights; and “transferred” means the accomplishment of a transfer, and “transferee” means the recipient of a transfer.

“Transfer Notice”	has the meaning ascribed to it in Article 16.5(H)(a).

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“Transfer Shares”	has the meaning ascribed to it in Article 16.5(H)(a).

“Treasury Shares”	means the shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“United States” or “U.S.”	means the United States of America.

3.	(a)	Unless the context otherwise requires, expressions defined in the Act and used herein shall have the meanings so defined.

(b)	In these Articles unless the context otherwise requires:

(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing the masculine gender only shall include the feminine gender;

(iii)	words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;

(iv)	a notice provided for herein shall be in writing unless otherwise specified and all reference herein to “in writing” and “written” shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form; and

(v)	in these Articles, Sections 8 and 19 of the Electronic Transactions shall not apply; and

(vi)	“may” shall be construed as permissive and “shall” shall be construed as imperative.

(c)	Heading used herein are intended for convenience only and shall not affect construction of these Articles.

SHARES

4.	(a)	Subject to the provisions of the Act, these Articles and the Shareholders Agreement, including in particular Article 16.6, Article 126 and Article 127, in that behalf in the Memorandum, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Act, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

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(b)	Subject to these Articles and the Shareholders Agreement, including in particular Article 126 and Article 127, if at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of the majority of the issued Shares of that class or with the sanction of a resolution passed by not less than the majority of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

5.	(a)	Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)	If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, as the Directors think fit.

6.	Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Act issue fractions of Shares.

7.	Subject to these Articles and the Shareholders Agreement, including in particular Article 16.6, Article 126 and Article 127, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Act.

TREASURY SHARES

8.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held asTreasury Shares in accordance with the Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be immediately cancelled.

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9.	No dividend may be declared or paid, and no other distribution (whether in cash orotherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

10.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

11.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

LIEN

12.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time inrespect of that Share, and the Company shall also have a lien on all Shares (other thanfully paid-up Shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

13.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice inwriting, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

14.	For giving effect to any such sale, the Directors may authorise some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.	The proceeds of the sale shall be received by the Company and applied in payment ofsuch part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale.

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RIGHTS OF PREFERRED SHARES AND COMMON SHARES

16.	The Preferred Shareholders shall, as applicable, in addition to any other rights conferred onthem, under these Articles have the following rights, preference, powers, privileges and restrictions, qualifications, and limitations:

16.1	Dividends

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of the share capital of the Company unless (in addition to the obtaining of any consents required elsewhere in these Articles and the ShareholdersAgreement) (a) each Series C Holder has received non-cumulative dividends (i) at the simple rate of four percent (4%) or (ii) of the amount such Series C Holder wouldhave received had the Company distributed the dividends to all Shareholders on a pro rata basis, prior and in preference to any other Shareholder, whichever is higher; (b) after the foregoing paragraph (a) has been satisfied, each Series B Holder shall receive non-cumulative dividends (i) at the simple rate of four percent (4%) per annum of the applicable Original Issue Price or (ii) of the amount such Series B Holder would have received had the Company distributed the dividends to all Shareholders on a pro rata basis, prior and in preference to any other Shareholders,whichever is higher; and (c) after the foregoing paragraphs (a) and (b) have been satisfied, the holders of the Series A Preferred Shares and Series A-1 Preferred Shares then outstanding shall simultaneously receive, along with the Common Shareholders, the dividends payable on each Common Share issuable upon the conversion of a Preferred Share, calculated on the record date for determination of holders entitled to receive such dividend.

16.2	Liquidation Preference

(A)	Preferential Payments to the Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, the assets of the Company or the consideration of the Deemed Liquidation Event available for distribution to its Shareholders, as the case may be, shall be distributed among the Shareholders as follows; provided that the majority of the holders of each class of the Preferred Shares,voting as a single class on an as-converted to Common Share but not fully- diluted basis, may elect to disapply this Article 16.2(A) only to such class of the Preferred Shares held by them (and for the avoidance of doubt may not elect to disapply this Article 16.2(A) to any other class of Preferred Shares) in the event of a Deemed Liquidation Event by a written notice sent to the Company at least thirty (30) calendar days prior to the effective date of any such Deemed Liquidation Event:

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(a)	First, the Series C Holders shall be entitled on a pari passu basis to receive for each Series C Preferred Share then held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the SeriesB Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares or the Common Shares by reason of their ownership of such shares, the Preference Amount. If the assets and funds to be distributed among the Series C Holders shall be insufficient to permit the payment to each such holder of the full Preference Amount due to such Series C Holder, then the entire assets and funds of the Companylegally available for distribution to the Series C Preferred Shares pursuant to this Article 16.2(A) shall be distributed ratably among the Series C Holders in proportion to the aggregate Preference Amount each such holder is otherwise entitled to receive pursuant to this paragraph (a);

(b)	Second, after the distribution or payment in full of the aggregate Preference Amount with respect to the Series C Preferred Shares, the Series B Holders shall be entitled on a pari passu basis to receive for each Series B Preferred Share then held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A-1 Preferred Shares, Series A Preferred Shares or the Common Shares byreason of their ownership of such shares, the Preference Amount. If the assets and funds to be distributed among the Series B Holders shallbe insufficient to permit the payment to each such holder of the full Preference Amount due to such Series B Holder, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Shares pursuant to this Article 16.2(A) shall be distributed ratably among the Series B Holders in proportion to the aggregate Preference Amount each such holder is otherwise entitled to receive pursuant to this paragraph (b);

(c)	Third, after the distribution or payment in full of the aggregate Preference Amount with respect to the Series B Preferred Shares, the Series A/A-1 Holders shall be entitled on a pari passu basis to receive for each Series A Preferred Share and Series A-1 Preferred Share then held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of theCompany to the holders of the Common Shares by reason of their ownership of such shares, the Preference Amount. If the assets and funds to be distributed among the Series A/A-1 Holders shall be insufficient to permit the payment to each such holder of the full Preference Amount due to such Series A/A-1 Holder, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Shares and Series A-1 Preferred Shares pursuant tothis Article 16.2(A) shall be distributed ratably among the Series A/A-1 Holders in proportion to the aggregate Preference Amount each such holder is otherwise entitled to receive pursuant to this paragraph (c); and

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(d)	Finally, if there are any assets or funds remaining after the aggregate Preference Amounts have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to paragraphs (a) through (c) above, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all Shareholders according to the relative number of Common Shares held by such Shareholders on an as if converted basis.

(B)	Deemed Liquidation Event. Each of the following events shall be considered a “Deemed Liquidation Event” (for the avoidance of doubt, a Trade Sale, a First Drag- Along, a Second Drag-Along, a Third Drag-Along and a Fourth Drag-Along shall be a Deemed Liquidation Event):

(a)	a merger, reorganization, share purchase (including, without limitation, the sale or transfer of the Company’s outstanding shares, share-for- share exchange), De-SPAC Merger or consolidation of the Company with or into any other company or companies or other entity or entities or transaction or any other corporate reorganization in which the holders of the Company’s voting securities prior to such transaction beneficially own or control less than a majority of the outstanding voting securities of the surviving company or other entity after such transaction on account of shares held by such holders immediately prior to such transaction; or

(b)	the sale, pledge, lease, transfer, exclusive license (including exclusive license of material Intellectual Property rights) or other disposition, in a single transaction or a series of related transactions, by any Group Company of all or substantially all the assets of the Group Companies taken as a whole, or the sale, pledge, lease, transfer, exclusive license (including exclusive license of material Intellectual Property rights) or other disposition (whether by merger or otherwise) of one or more Group Companies if substantially all of the assets of the Group Companies taken as a whole are held by such Group Companies, except where such sale, lease, pledge, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

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16.3	Voting Rights

(A)	General. Each Shareholder shall be entitled to cast the number of votes equal to the number of the Common Shares and the number of the Common Shares into which the Preferred Shares it holds are convertible as of the record date for determining the Shareholders entitled to vote on such matter or, if no record date is specified, as of the date of such vote. Except as provided by law or by the other provisions of these Articles or the Shareholders Agreement, the Preferred Shareholders and the Common Shareholders shall vote together as a single class.

(B)

Board Members. As of the date of adoption of these Articles, the Board of Directors shall consist of not more than seven (7) members, which shall include the Investor Directors appointed pursuant to this Article 16.3(B). Notwithstanding anything to the contrary in these Articles, (a) for so long as NS and its Affiliates together hold all of the Preferred Shares it holds as of thedate of adoption of these Articles and at least three percent (3%) of the Shares on a fully-diluted basis (including all the Options and other ConvertibleSecurities exercisable or convertible into Shares), NS may appoint one (1) director (the “NS Director”); (b) for so long as Alibaba and its Affiliatestogether meet the Director Appointment Threshold, Alibaba may appoint one (1) director (the “Alibaba Director”); (c) for so long as CyberLink and its Affiliates together hold all of the Preferred Shares it holds as of the effective date of these Articles and meet the Director Appointment Threshold, CyberLink may appoint one (1) director (the “CyberLink Director”); and (d) for so long as Goldman Sachs and its Affiliates together meet the Director Appointment Threshold, Goldman Sachs may appoint one (1)director who shall not be a PRC Person (the “Goldman Director”), together with the NS Director, Alibaba Director and CyberLink Director, the “Investor Directors” and each an “Investor Director”), and (e) the holders of a majority of the then issued and outstanding Common Shares shall have the right to elect andappoint three (3) Directors (the “Common Directors”) and to remove and replace any such Common Director so appointed, in each case, by delivering a written notice to the registered office of the Company. Each InvestorDirector will have the right, but not the obligation, to serve as a member of any committee of the Board.

The rights to appoint, remove or replace the directors under this Article16.3(B) shall be exercised by the relevant Members delivering to the Company a written notice (duly signed by Members holding the requisite majority as required under this Article), and any such appointment, removal orreplacement of the Director(s) as specified therein shall be effective (without the requirement for any further approval or action on the part of the Membersor the Board) forthwith upon delivery of such written notice to the Company.

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(C)	Removal; Vacancies.

(a)	The NS Director may only be removed from the Board by NS by delivering a notice of removal to the Company. The Alibaba Director may only be removed from the Board by Alibaba by delivering a notice of removal to the Company. The CyberLink Director may only be removed from the Board by CyberLink by delivering a notice of removal to the Company. The Goldman Director may only be removed from the Board by Goldman Sachs by delivering a notice of removal to the Company; provided that if the Goldman Director is at any time (i)determined by the Taiwan Governmental Authority to be a PRC Person,or (ii) reasonably determined by the Company to be a PRC Person, then Goldman Sachs shall, promptly after the Company’s notice of suchdetermination, deliver a notice of removal to the Company, subject to such reappointment rights set forth in Article 16.3(B)

(b)	Any vacancies created by the resignation, removal or death of any Investor Director shall be filled pursuant to Article 16.3(B).

(c)	NS, Alibaba, CyberLink and Goldman Sachs shall (i) exercisereasonable effort to notify the Company as promptly as practicable in advance of any such removal of the relevant Investor Director appointed by it, and (ii) indemnify and hold harmless the Company fromany claim brought by such removed Investor Director that such removalof the Investor Director it appointed was in violation of any legal or contractual right held by such Investor Director.

(d)	(i) If NS or CyberLink ceases to be entitled to appoint its InvestorDirector, or elects not to appoint an Investor Director pursuant to Article 16.3(B), such vacancy may be appointed by the holders of the majority of the Series A Preferred Shares and Series A-1 Preferred Shares, (ii) ifAlibaba ceases to be entitled to appoint the Alibaba Director, or elects not to appoint the Alibaba Director pursuant to Article 16.3(B), such vacancy may be appointed by the Series B Majority, and (iii) if GoldmanSachs ceases to be entitled to appoint the Goldman Director, or elects not to appoint the Goldman Director pursuant to Article 16.3(B), such vacancy may be appointed by the Series C Majority. Subject to this Article 16.3, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

(e)	Notwithstanding any other provision of these Articles or any other Transaction Document, the Shareholders acknowledge that it is Goldman Sachs’ intention to remove (or cause the resignation of) the Goldman Director appointed by Goldman Sachs prior to a Qualified IPOand Goldman Sachs may remove (or cause the resignation of) the Goldman Director in its sole discretion if the Company Initiates or proposes to Initiate an IPO, but in no event shall Goldman Sachs be obligated to do so. Notwithstanding any other provision of these Articles or the other Transaction Document to the contrary, the vacancyof the Investor Director Goldman Sachs is entitled to appointoccasioned by such removal or resignation shall not be filled by any person appointed by any other Shareholder or otherwise. For the purposes of this provision, “Initiate” means the formal submission and filing of the initial application documents to a stock exchange as required under applicable stock exchange rules and regulations, for the purpose of commencing an IPO application process.

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(D)	Drag-Along Right.

(a)	Actions to Be Taken. In the event that prior to the consummation of an IPO, the holders of at least a majority of the Preferred Shares on an as converted to Common Share but not fully-diluted basis (collectively, the “Dragging Shareholders”) approve a transaction or a series of related transactions, in which a person, or a group of related persons, acquires a majority of the Equity Securities, assets, undertaking or voting power of the Company (either by way of transfer, acquisition, merger, consolidation, scheme of arrangement, amalgamation or otherwise) which values the Group at more than (i) two (2.0) times of the Series C Post-Money Valuation if completed on or prior to December 31, 2022, (ii)three (3.0) times of the Series C Post-Money Valuation if completed on or after January 1, 2023 and on or prior to December 31, 2024, (iii) four (4.0) times of the Series C Post-Money Valuation if completed on or after to January 1, 2025 and on or prior to December 31, 2026; or (iv) two (2.0) times of the Series C Post-Money Valuation if completed after December 31, 2026 (a “Trade Sale”), then this Article 16.3(D)(a) shall apply to such transaction(s) and each Shareholder and the Company shall:

(i)	sell the Equity Securities of the Company or any other Group Company (where applicable) owned by it or its Affiliates on a pro rata basis in connection with such Trade Sale;

(ii)	vote all of such Shareholder’s voting Equity Securities of the Company in favour of, or otherwise consent in writing to, such Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Group to consummate such Trade Sale;

(iii)	refrain from exercising any dissenter’s rights, rights of appraisal or any other similar rights under applicable law or under any contract at any time with respect to such Trade Sale;

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(iv)	execute and deliver all related documentation (including (i) duly executed instruments of transfer in respect of the Company or any other Group Company (where applicable) owned by it or its Affiliates in favor of such acquirer(s) in connection with such Trade Sale, (ii) return of share certificates (if any) for such EquitySecurities to the Company or an indemnity in the agreed terms for any lost share certificates (if any), and (iii) all necessarywaivers, consents and other documents to enable such acquirer(s) to be registered as a holder of such Equity Securities)and take such other action in support of such Trade Sale as shall reasonably be requested by the Dragging Shareholders in the case of paragraph (a)(i) above, and by the Board in the case of paragraph (a)(ii) above; and

(v)	not deposit, and shall cause their Affiliates not to deposit, except as provided in the Shareholders Agreement, any voting Equity Securities of any Group Company owned by such Shareholder or Affiliate in a voting trust or subject any such voting Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities, unless specifically requested to do so by the acquirer(s) in connection with such Trade Sale.

(b)	Limitations. Notwithstanding the provisions set forth under Articles16.3(D)(a) and 16.3(D)(d), the obligations of any Shareholders in the case of a Trade Sale duly approved by the Board in accordance with these Articles and the Shareholders Agreement, and any non-Dragging Shareholder in the case of a Trade Sale duly approved by the Dragging Shareholders in accordance with these Articles and the Shareholders Agreement, shall be subject to the satisfaction of each of the following conditions (which shall apply to a First Drag-Along, a Second Drag- Along, a Third Drag-Along and a Fourth Drag- Along mutatis mutandis):

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(i)	Limitations on Representations and Warranties. In the case of a Trade Sale approved by the Dragging Shareholders, the non- Dragging Shareholders (and any Investors) shall not be required to (i) make any representations, warranties or covenants in connection with such Trade Sale other than with respect to the good and marketable titles of the Equity Securities held by such non-Dragging Shareholders (and/or any Investors) and its respective ability to convey title thereto free and clear of liens,encumbrances or adverse claims, (ii) be liable for the breach of any representation, warranty or covenant made by any otherperson in connection with the Trade Sale, other than the Company, and any liability shall be limited to such non-Dragging Shareholder’s (or any such Investor’s, as the case may be) applicable Equity Securities (based on the proceeds payable to each Shareholder in connection with such Trade Sale) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds theamount of consideration otherwise payable to such non- Dragging Shareholder (or any such Investor, as the case may be)in connection with such Trade Sale, except with respect to claims related to fraud by such non-Dragging Shareholder (or any such Investor, as the case may be) (as determined pursuant to the decision of a final non-appealable court of competentjurisdiction in accordance with sections 16.10 and 16.11 of the Shareholders Agreement), or (iii) agree to any covenant not to compete or covenant not to solicit customers or suppliers of any party to the Trade Sale (but may be required to agree to covenant not to solicit Group Company officers and employees ifsuch non-Dragging Shareholder (or any such Investor, as the case may be) agrees in writing to be bound as such) or agree to any other covenants that are more restrictive than the other non-Dragging Shareholders (or any such Investors, as the case may be), unless such non-Dragging Shareholder (or such Investor, asthe case may be) is a Group Company officer or employee. If anescrow amount is required for the liability of any non-Dragging Shareholder with respect to any representation and warranty or covenant made by the Company and/or the non-Dragging Shareholders in connection with such Trade Sale, the Dragging Shareholders shall use commercially reasonable efforts to keep the escrow percentage in the aggregate of the consideration payable to all Shareholders of the Company and escrow period to the minimum.

(ii)	Consideration. Upon the consummation of a Trade Sale, all Shareholders will receive the same form and amount of consideration per Share, respectively, taking into account any liquidation preference to which the Preferred Shareholders are entitled in accordance with these Articles and the Shareholders Agreement, as applicable, immediately prior to the consummation of such Trade Sale, or if any Shareholders are given an option as to the form and amount of consideration to bereceived, all Shareholders will be given the same option.

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(iii)	Out-of-Pocket Expenditures. In the case of a Trade Sale duly approved by the Dragging Shareholders in accordance with these Articles and the Shareholders Agreement, unless the out- of-pocket expenditures are divided pro rata between theShareholders based on their respective shareholding, in which case the Dragging Shareholders shall bear their pro rata share of the out-of-pocket expenditures, no non-Dragging Shareholdershall be obligated to make any out-of-pocket expenditure prior to the consummation of such Trade Sale (excluding modest expenditures for postage, copies, etc.), nor shall any non- Dragging Shareholder be obligated to pay any expenses incurred in connection with a consummated Trade Sale, except indirectly to the extent such costs are incurred for the benefit of all Shareholders and are paid by the Company or the acquiring person. The costs incurred by or on behalf of the non-Dragging Shareholders for its sole benefit will not be considered costs of the transaction hereunder, in which case the non- Dragging Shareholders shall bear such costs.

(iv)	No Effect on Business Cooperation Agreement. None of the Trade Sale, First Drag-Along, Second Drag-Along, Third Drag- Along and Fourth Drag-Along shall affect the effectiveness and performance by the Group of the Business Cooperation Agreement.

(c)	Alibaba’s Special Right of First Refusal. The Company and all Shareholders agree and undertake that, in the event of a Trade Sale (excluding any transaction(s) contemplated by the Special Drag-Along Rights as set forth in Article 16.3(D)(d) below, which for the avoidance of doubt, shall not be subject to this Article 16.3(D)(c) in any event notwithstanding any provision herein to the contrary or elsewhere),Alibaba and/or its designated Affiliate(s) shall be entitled to a special right of first refusal (but not obligation) with respect to such Trade Sale, and the procedures set forth in Article 16.5(H) shall apply mutatis mutandis.

(d)	Series C Special Drag-Along Rights. Upon the Series C Majority’s request to sell any and all of the Group Companies or assets to anotherparty on an arm’s length basis pursuant to Article 122 or election of Article 125 below:

(i)	such Series C Majority may, by delivering a written notice to the Company (the “First Drag-Along Notice”), request the Board to, subject to the fiduciary duties of the Directors, approve a transaction or a series of related transactions, in which a bona fide third party acquires any and all of the Group Companies or assets thereof on an arm’s length basis at a Group valuation of no less than US$500,000,000 (the “First Drag-Along”);

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(ii)	if the Company fails to complete the First Drag-Along and paythe aggregate Redemption Price in full within six (6) months of the date of First Drag-Along Notice, then such Series C Majority shall have the right to request that the Shareholders of up to two-thirds of the issued Shares of the Company (which, at the election of such Series C Majority, may include CyberLink, Management Holding Company, Golden Edge Co., Ltd., but shallexclude Alibaba) to agree to such transaction(s) where theirShares are to be sold pro rata to the number of Shares to be sold by such Series C Majority in such transaction(s) (on an as converted basis) to a bona fide third party at a Group valuation ofno less than US$150,000,000 (the “Second Drag- Along”) by delivering a written notice to the Company and the Shareholders so elected (the “Second Drag-Along Notice”);

(iii)	if the Second Drag-Along is not concluded within three (3) months from the date of the Second Drag-Along Notice, then such Series C Majority shall have the right to request that all Shareholders agree to such transaction(s) where their Sharesare to be sold to a bona fide third party or that the Company to sell any or all of the Group Companies or assets thereof to another party, in each case, at a minimum Group valuation of US$100,000,000 (the “Third Drag-Along”) by delivering a written notice to the Company and all Shareholders (excluding the Shareholders representing such Series C Majority) (the “Third Drag-Along Notice”); and

(iv)	if the Third Drag-Along is not concluded within three (3) months from the date of the Third Drag-Along Notice, then such Series CMajority shall have the right to request that all Shareholders agree to such transaction(s) where their Shares are to be sold to a bona fide third party or that the Company to sell any or all ofthe Group Companies or assets thereof to another party at any valuation (the “Fourth Drag-Along”, together with the First Drag-Along, the Second Drag-Along and the Third Drag-Along, the “Special Drag-Along Rights”) by delivering a written notice to the Company and all Shareholders (excluding the Shareholders representing such Series C Majority) (the “Fourth Drag- Along Notice”; together with the First Drag-Along Notice, the Second Drag-Along Notice and the Third Drag-Along Notice, the “Special Drag-Along Notices”), provided that, such third party purchaser shall not be an Alibaba Competitor unless any Alibaba Competitor Fall Away Condition is satisfied; provided, further, that such Series C Majority shall deliver a written notice to Alibaba at least twenty (20) calendar days before the delivery of each Special Drag-Along Notice, which states the Special Drag-Along Rights they intend to initiate. For a period of fifteen (15) calendar days upon the receipt of such notice, Alibaba shall have the right of first offer and negotiate with the Company and such Series C Majority to consummate such transactions provided under the relevant Special Drag-Along Rights and shall be treated as a bona fide third party under this Article 16.3(D)(d). If (i) Alibaba elects not to exercise the right of first offer provided in this proviso to Article 16.3(D)(d) or fails to make an offer within the said fifteen (15)-calendar day period; (ii)Alibaba, the Company and such Series C Majority cannot agree on the terms and conditions of a purchase during the said fifteen (15)-calendarday period; or (iii) Alibaba, the Company and such Series C Majority shall agree on the terms and conditions of such purchase but Alibaba fails to pay the full purchase price by such agreed date pursuant to the agreed terms and conditions, then, in each case of limbs (i) through (iii),such Series C Majority proceed with the delivery of the relevant Special Drag-Along Notices, and in the case of limb (iii), Alibaba’s right of first offer shall expire, and such Series C Majority shall not be required to deliver a written notice to Alibaba before the delivery of other Special Drag-Along Notice.

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(e)	Protective Covenant. If Article 16.3(D)(d) applies, the Company and each Shareholder (a) covenants and agrees to vote all of its respective Shares at a meeting or pursuant to written resolution(s) of the Shareholders, and shall cause their Investor Director(s) to vote all of their respective voting rights at a meeting or pursuant to written resolution(s) of the Board, in favour of any such transaction(s) contemplated pursuant to such Special Drag-Along Rights and to giveits consent to take or cause to be taken all actions necessary and to execute and deliver all necessary related documentation to ensure the foregoing; and (b) hereby agree that Articles 16.3(D)(a)(i) through 16.3(D)(a)(v) shall apply mutatis mutandis hereto.

(f)	Exception. Notwithstanding anything contained herein or elsewhere, any kind of pre-emptive right, right of first refusal, right of first offer, rightof co-sale or any other similar right shall not apply to a Trade Sale, a First Drag-Along, a Second Drag-Along, a Third Drag-Along or a Fourth Drag-Along.

(g)	Termination. The rights and obligations under this Article 16.3(D) shall terminate and be of no further force or effect immediately before the consummation of an IPO.

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16.4	Conversion

(A)	Definitions. For purposes of this Article 16.4, the following definitions shallapply:

“Additional Common Shares” shall mean all Common Shares issued (or, pursuant to Article 16.4(B), deemed to be issued) by the Company after the applicable Original Issue Date, other than the following (but always subject to Article 126 and Article 127):

(a)	any Common Shares issued or issuable upon conversion of the Preferred Shares;

(b)	any Equity Securities of the Company issued in connection with any share subdivision, share dividend or other similar events in which all Preemptive Right Holders are entitled to participate on a pro rata basis;

(c)	any Equity Securities of the Company issued upon the exercise, conversion or exchange of any issued security if such issued security constituted a New Security;

(d)	any Series C Preferred Shares issued in accordance with the Series C Subscription Agreement;

(e)	any Common Shares or Preferred Shares upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of adoption of these Articles and the Shareholders Agreement;

(f)	that specific number of Common Shares (as adjusted for any share subdivision, share dividend, combinations, or any similarrecapitalization events) reserved for and issuable or issued to officers, directors, employees, consultants, or advisors of the Group pursuant to the Share Plan duly approved by the Board in accordance with theseArticles and the Shareholders Agreement;

(g)	any Equity Securities of the Company offered in an IPO or a Qualified IPO; and

(h)	any Equity Securities of the Company which are otherwise excluded by the written consents of the holders of at least eighty percent (80%) of the Preferred Shares then outstanding in accordance with these Articles.

“Conversion Price” for the Preferred Shares shall initially equal to the applicable Original Issue Price. Such initial Conversion Price shall be adjusted from time to time pursuant to Article 16.4(H).

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“Conversion Shares” means the Common Shares issuable upon the conversion of the Preferred Shares.

“Convertible Securities” means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable forCommon Shares, but excluding Options.

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

“Original Issue Date” shall mean (a) in the case of Series A Preferred Shares, the date on which the Series A Preferred Shares are first issued, (b) in the case of Series A-1 Preferred Shares, the date on which the Series A-1 Preferred Shares are first issued, (c) in the case of Series B Preferred Shares,the date on which the Series B Preferred Shares are first issued, and (d) in the case of Series C Preferred Shares, the date on which the Series CPreferred Shares are first issued.

“Original Issue Price” shall mean (a) in the case of Series A Preferred Shares or Series A-1 Preferred Shares, US$0.3182 per share, (b) in the case of Series B Preferred Shares, US$0.3415 per share, (c) in the case of Series C-1 Preferred Shares, US$0.6146 per share, and (d) in the case of Series C-2 Preferred Shares, US$0.6829 per share, in each case, subject to appropriate adjustment in the event of any share dividend, subdivision, combination or other similar recapitalization with respect to the relevant Preferred Shares.

(B)	Conversion Rights. Subject to and in compliance with this Article 16.4, any Preferred Share may, at the election of its holder, be converted, at any time after the date of issuance of such Preferred Share, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion.

(C)	Mechanics of Conversion. Any Preferred Shareholder who desires to convertthe same into Common Shares pursuant to this Article 16.4 shall surrender the share certificate(s) therefor, at the office of the Company or any transfer agent of the Preferred Shares, and shall give a written notice to the Companyat such office that it elects to convert the same. Such notice shall state the number of the Preferred Shares being converted. Thereupon, the Company shall promptly register such conversion in the register of members of the Company and issue and deliver at such office to such holder certificate(s) for the number of Common Shares to which such Preferred Shareholder isentitled and shall promptly pay (a) in cash or, to the extent sufficient funds arenot then legally available therefor or upon such holder’s election, in the Common Share (at the Common Share’s fair market value determined ingood faith by the Board as of the date of such conversion), plus any declared and unpaid dividends on the Preferred Shares being converted and (b) incash (at the Common Share’s fair market value determined in good faith by the Board as of the date of conversion) the value of any fractional Common Share otherwise issuable to such Preferred Shareholder. Such conversion shall be deemed to have been made at the close of business on the date of such conversion being recorded in the register of members of the Company, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

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(D)	Adjustment for Share Subdivisions and Combinations. If at any time or from time to time after the applicable Original Issue Date, the Company effects a share split of the outstanding Common Shares without a corresponding subdivision of the relevant Preferred Shares, the respective Conversion Price in effect immediately before that share subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the applicable Original Issue Date, the Company combines the outstanding Common Shares into a smaller number of shares without a corresponding combination of the relevant Preferred Shares, the respective Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Article 16.4(D) shall become effective at the close of business on the date the share subdivision or combination becomes effective.

(E)	Adjustment for Common Share Dividends and Distributions. If at any time or from time to time after the applicable Original Issue Date, the Company paysa dividend or other distribution in Additional Common Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(a)	The applicable Conversion Price shall be adjusted by multiplying the applicable Conversion Price then in effect by a fraction equal to:

(i)	the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)	the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(b)	If the Company fixes a record date to determine which Common Shareholders are entitled to receive such dividend or other distribution, the applicable Conversion Price shall be fixed as of the close of business on such record date, and the number of Common Shares shall be calculated immediately prior to the close of business on such record date.

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(c)	If such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the applicable ConversionPrice shall be adjusted pursuant to this Article 16.4(E) to reflect the actual payment of such dividend or distribution.

(d)	Notwithstanding the foregoing, no such adjustment shall be made if any Preferred Shareholder simultaneously receives a dividend or other distribution of shares of Common Shares in a number equal to the number of Common Shares as it would have received if all outstanding shares of such Preferred Shares had been converted into the Common Shares on the date of such event.

(F)	Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the applicable Original Issue Date, the CommonShares issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class(es) of the capital of the Company, whether by recapitalization, reclassification or otherwise (otherthan as a result of a share dividend, subdivision or combination otherwise treated above, in which case the provisions of Article 16.4(E) above shall apply), in any such event each Preferred Shareholder shall then have the right to convert such Preferred Shares into the kind and amount of share and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of Common Shares into which such Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(G)	Reorganizations, Mergers or Consolidations. If at any time or from time to time after the applicable Original Issue Date, there is a capital reorganization of the Common Shares or the merger or consolidation of the Company with orinto another corporation or another person (other than as a result of a share dividend, subdivision or combination otherwise treated above, in which case the provisions of Article 16.4(E) above shall apply), as a part of such capital reorganization, provision shall be made so that Preferred Shareholders shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such share or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 16.4(G) with respect to the rights of Preferred Shareholders after the capital reorganization to the end that the provisions of this Article 16.4(G) (including adjustment of the applicable Conversion Price then in effect andthe number of shares issuable upon conversion of the relevant Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

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(H)	Issuance of Shares below Conversion Price.

(a)	If at any time or from time to time after the applicable Original Issue Date, the Company issues or sells, or is deemed by the express provisions of Article 16.4(H)(d) to have issued or sold, Additional Common Shares, other than a subdivision or combination of Common Shares as provided in Article 16.4(D) above, and other than as a dividend or other distribution on any class of shares as provided in Article 16.4(E) above, for a price less than the then effective applicable Conversion Price, then the then existing applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined in accordance with the following formula:

For purposes of the foregoing formula, the following definitions shall apply:

(i)	CP2 shall mean the applicable Conversion Price in effect immediately after the issuance or deemed issuance of the Additional Common Shares;

(ii)	CP1 shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of the Additional Common Shares;

(iii)	A shall mean the number of Common Shares deemed outstanding immediately prior to such issue or sale, treating for this purpose as outstanding as of a given date the sum of (1) the number of Common Shares actually outstanding, (2) the number of Common Shares into which the then outstanding Preferred Shares could be converted if fully converted on the day immediately preceding the given date, (3) the number of Common Shares which could be obtained through the exercise or conversion of all other rights, Options and Convertible Securities outstanding on the date immediately preceding the given date, and (4) the number of Common Shares reserved for the underlying shares of Options which have not been granted upon the given date;

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(iv)	B shall mean the number of Common Shares which the Aggregate Consideration (as defined below) received by the Company for the total number of Additional Common Shares so issued would purchase at the applicable Conversion Price in effect immediately prior to such issuance or sale; and

(v)	C shall mean the total number of such Additional Common Shares so issued in such transaction.

(b)           No adjustment shall be made to a Conversion Price in an amount less than one- half of one cent per share. Any adjustment otherwise requiredby this Article 16.4(H) that is not required to be made due to thepreceding sentence shall be included in any subsequent adjustment to the applicable Conversion Price. Except to the limited extent provided for in Article 16.4(H)(e) below, no adjustment of such applicable Conversion Price pursuant to this Article 16.4(H) shall have the effect ofincreasing the applicable Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

(c)           For the purpose of making any adjustment required under this Article 16.4(H), the aggregate consideration received by the Company for any issue or sale of such Equity Securities (the “Aggregate Consideration”)shall:

(i)	to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company;

(ii)	to the extent it consists of property other than cash, be computedat the fair value of that property as determined in good faith by the Board; and

(iii)	if Additional Common Shares, Convertible Securities or Options are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, becomputed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Common Shares, Convertible Securities or Options.

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(d)           For the purpose of the adjustment required under this Article 16.4(H), if the Company issues or sells any Options or Convertible Securities, and if the price of such Additional Common Shares is less than the respective Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the aggregate maximum number of Additional Common Shares issuable upon exercise or conversion thereof (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time) and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities, plus:

(i)	in the case of such Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such Options; and

(ii)	in the case of such Convertible Securities, the minimum amountsof consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similarprotective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(c)           Without limiting the generality of Article 16.4(H)(c)(i), if the minimum amount of consideration payable to the Company upon the exercise or conversion of Options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of anti-dilution adjustments, the applicable Conversion Priceshall be recalculated using the figure to which such minimum amount ofconsideration is reduced; provided, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities is subsequently increased, the applicable Conversion Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities.

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(f)            No further adjustment of the applicable Conversion Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Sharesor the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Common Shares so issued were the Additional Common Shares, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of the Preferred Shares.

(I)	Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Conversion Price for the number of Common Shares or other securities issuable upon conversion of the Preferred Shares, if the Preferred Share is then convertible pursuant to this Article 16.4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Preferred Shareholders at their addresses as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or deemed to be received by the Company for any Additional CommonShares issued or sold or deemed to have been issued or sold, (b) theapplicable Conversion Price at the time in effect, (c) the number of Additional Common Shares, and (d) the type and amount, if any, of other property whichat the time would be received upon conversion of the Preferred Shares.

(J)	Notices of Record Date. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (b) any Deemed Liquidation Event, the Company shall mail to Preferred Shareholders at least five (5) Business Days prior to the record date specifiedtherein (or such shorter period approved by the holders of a majority of the outstanding Common Shares and Preferred Shares voting as a single class and on an as-converted to Common Shares but not fully-diluted basis) a written notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such Deemed Liquidation Event is expected to become effective, and (iii) the date, if any, that is to be fixed as to when the holders of record of the Common Shares (or other EquitySecurities of the Company) shall be entitled to exchange their CommonShares (or other Equity Securities of the Company) for securities or other property deliverable upon such Deemed Liquidation Event.

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(K)	Automatic Conversion. Without any action being required by the holder of such Share and whether or not the certificates representing such Share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into the Common Shares (a) immediately uponthe closing of an IPO, other than a Taiwan IPO, based on the applicable Conversion Price in effect at the time of the closing of such IPO; (b) at the election of holders of a majority of the Preferred Shares and their Conversion Shares if converted (which shall include the prior written consent or affirmative vote of Alibaba), voting as a single class on an as-converted to Common Share but not fully-diluted basis; or (c) if the Board duly approves in accordance with the Shareholders Agreement and these Articles the commencement of an IPO process by the Company in Taiwan (the “Taiwan IPO”) and the date on which Company is scheduled to submit the Taiwan IPO application (the “IPO Filing Date”), then on the date determined by the Board in good faith for the conversion of all Preferred Shares into Common Shares (the “Conversion Date”); provided that in the event of conversion pursuant to this Article 16.4(K)(c), each of the following conditions must be satisfied before such conversion: (x) the IPO Filing Date shall not be earlier than June 1, 2020; (y) the Conversion Date shall not be earlier than the date that is three (3) months prior to the IPOFiling Date; and (z) a pre-IPO agreement reasonably satisfactory to Alibaba shall have been duly approved by the Board and duly executed by the parties thereto (which shall at least include the Company); provided that if any party fails to sign such pre-IPO agreement within thirty (30) days following the approval of the Board, this condition (z) shall be deemed to have beenwaived with respect to such party. The pre-IPO agreement shall provide the Series B Holders with substantially the same rights, privileges and preferences as that provided under the Shareholders Agreement and these Articles (but in any event shall not exceed the scope of the rights, privileges and preference provided hereunder) to the extent that such rights, privileges and preferences, in accordance with the written advice of the Company’s underwriter(s) and external legal advisor for the Taiwan IPO, will not materially and adversely affect the Taiwan IPO. For illustrative purpose only, the pre-IPO agreement shall include, without limitation, the provisions regarding (i) re-conversion of all Common Shares converted from Preferred Shares pursuant to this Article 16.4(K)(c) into Preferred Shares upon the earliest of (A) the Taiwan IPO is not consummated within ten (10) monthsafter the IPO Filing Date, (B) the return or rejection from the Taiwan Stock Exchange or any other applicable Governmental Authority for the listing application for the Taiwan IPO, or (C) the Company withdraws or cancels the Taiwan IPO process; (ii) the automatically reinstatement or re-application of the Shareholders Agreement and these Articles in full force and effect upon the foregoing re-conversion; and (iii) the remedies of Alibaba comparable to Alibaba’s redemption right under Article 119. The Group and the Shareholders shall act in good faith in negotiating and finalizing the pre-IPO agreement with the aim to assist the Taiwan IPO. The Company shall not be obligated to issue certificates for any Common Share issuable upon theautomatic conversion of any Preferred Share unless the certificate(s) evidencing such Preferred Share is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifiesthe Company or its transfer agent that such certificate has been lost, stolen ordestroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver atits principal office to the holder thereof a certificate or certificates for the number of the Common Shares to which the holder is entitled. No fractional Common Share shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a holder of the converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

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(L)	Fractional Shares. No fractional Common Share shall be issued upon conversion of the Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share,pay cash equal to the product of such fraction multiplied by the Common Share’s fair market value (as determined in good faith by the Board) on the date of conversion.

(M)	Reservation of Share Issuable upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not besufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to PreferredShareholders, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Shares as shall be sufficient for such purpose.

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(N)	Notices. Any notice required by the provisions of this Article 16.4 shall be in writing and addressed to each holder of record at the address of such holder appearing on the books of the Company.

(O)	Waiver of Adjustment of Conversion Price. Notwithstanding anything herein or elsewhere to the contrary, any downward adjustment of the Conversion Price may be waived by the consent or vote of the majority of the holders of each series of the Preferred Shares with respect to such series of Preferred Shares only, which is relevant to such adjustment either before or after the issuance causing the adjustment.

16.5	Transfer Restrictions

(A)	Restrictions on Transfer of Equity Securities by the Founder Parties and Restricted Shareholders. Subject to Article 16.5(M) below, (a) each of the Key Management Members, Management Holding Company and Perfect AA Corp. (collectively, the “Restricted Shareholders”) and (b) the Founder Parties (i) will not directly or indirectly transfer any Equity Securities in the Company held by it or him or her, (ii) will not directly or indirectly transfer any Equity Securities in his or her or its holding vehicle(s) that directly or indirectlyholds the Equity Securities of the Company, and (iii) will procure such holdingvehicle(s) not to directly or indirectly transfer any Equity Securities of the Company, in each case of (a) through (b) above, prior to the occurrence ofthe closing or completion of a Qualified Exit without the prior written consents of the majority of the Directors (which shall include the Goldman Director and the Alibaba Director, but excluding the Founder).

(B)	CyberLink’s Covenants on Transfer of Equity Securities. Subject to paragraphs (a) and (b) below, CyberLink (i) will not directly or indirectlytransfer any Equity Securities in the Company held by it; (ii) will not directly orindirectly transfer any Equity Securities in its holding vehicle(s) that directly orindirectly holds the Equity Securities of the Company, and (iii) will procure such holding vehicle(s) not to directly or indirectly transfer any Equity Securities of the Company, provided that:

(a)           if any such transfer by it of the Equity Securities in the Company is consummated between the effective date of these Articles and its second (2nd) anniversary, (i) it, together with Restricted Shareholders and each Founder Party, shall collectively hold at least fifty-one percent (51%) of all Shares (calculated on a fully-diluted basis) issued and outstanding after the consummation of such transfer and (ii) it willcontinue to hold the largest number of Shares amongst all Shareholders after the consummation of such transfer; and

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(b)           if any such transfer by it of the Equity Securities in the Company is consummated between the second (2nd) anniversary of the effective date of these Articles and the day immediately prior to the fourth (4th) anniversary of the effective date of these Articles, it will continue to holdthe largest number of Shares amongst all Shareholders after the consummation of such transfer;

provided further, that the above covenant and agreement of CyberLink’s transfer restriction under this Article 16.5(B) shall expire and be of no further force and effect at the earlier of (i) the fourth (4th) anniversary of the effective date of these Articles, (ii) immediately prior to the closing or completion of a Qualified Exit or (iii) upon the prior written consents of the majority of the Directors (which shall include the Goldman Director).

(C)	Restrictions on Transfers to Alibaba Competitors. Notwithstanding anything contained herein or elsewhere to the contrary, without the prior written consent of Alibaba, no Shareholder may transfer, or permit the transfer of,any Equity Securities of any Group Company to any Alibaba Competitor (for the avoidance of doubt, MC and its Affiliates shall not be deemed as an Alibaba Competitor for any purpose under the Transaction Documents or any other agreement of the Company); provided that the aforementioned restrictions on transfers to Alibaba Competitors are also not applicable where (i) Alibaba holds less than five percent (5%) of the Company’s share capital on a fully- diluted basis; or (ii) the Business Cooperation Agreement is no longer effective (the “Alibaba Competitor Fall Away Conditions”). For the avoidance of doubt, and notwithstanding anything contained herein or elsewhere to the contrary, if any Alibaba Competitor Fall Away Condition is satisfied, the restrictions on transfers to Alibaba Competitors contemplated pursuant to this Article 16.5(C) shall no longer apply under any event. Alibaba shall have the right to update the list of Alibaba Competitors once every twelve (12) months, upon prior written notice to the Company at least thirty (30) days before the effective date of such update; provided that the total number of the Alibaba Competitors shall not exceed eight (8) (for the avoidance of doubt, for the purposes of calculating the number of Alibaba Competitors, each Alibaba Competitor and its Affiliates shall be deemed one competitor only). The Alibaba Competitors shall not include Amazon.com, Inc. or its Affiliates. Notwithstanding the foregoing, Alibaba shall not update the list of the Alibaba Competitors by including any entity known by Alibaba to be an acquirer(s) or buyer(s) candidate who has submitted a legally binding offer for a transaction involving the Group that may constitute a Trade Sale so long as such acquirer(s) or buyer(s) is not already in the list of Alibaba Competitors.

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(D)	Special Right of First Refusal of Series C Holders. Subject to the exceptions set forth in Article 16.5(M) below and notwithstanding any provision to the contrary in these Articles, prior and in preference to any right set forth in Articles 16.5(E), 16.5(F) and 16.5(G) or elsewhere, each Shareholder (other than Alibaba) hereby grants to the Series C Holders the right of first refusal (the “Series C ROFR”) to purchase any or all of the Equity Securities of the Company (that are not Series C Preferred Shares) that such Shareholder may from time to time propose to transfer.

(E)	Special Right of First Refusal of Series B Holders. Subject to Article 16.5(D) above and the exceptions set forth in Article 16.5(M) below, prior and in preference to any right set forth in Article 16.5(F), Article 16.5(G) or elsewhere, each Shareholder hereby grants to the Series B Holders the right of first refusal (the “Series B ROFR”) to purchase any or all of the Equity Securities of the Company (that are not Series C Preferred Shares or SeriesB Preferred Shares) that such Shareholder may from time to time propose to transfer.

(F)	Right of First Refusal of Series A/A-1 Holders. Subject to Articles 16.5(D) and 16.5(E) above and the exceptions set forth in Article 16.5(M) below, with respect to any transfer of the Common Shares that is conducted after in full compliance with the terms and conditions of, and in the manner specified in these Articles, each Common Shareholder hereby grants to the Series A/A-1 Holders other than the Selling Shareholder (as defined below) the right of firstrefusal (the “Right of First Refusal”) to purchase any or all of the Common Shares that such Common Shareholder may from time to time propose to transfer.

(G)	Special Right of First Refusal amongst Series A/A-1 Holders. Subject to Articles 16.5(D) and 16.5(E) above, with respect to any transfer of the Series A Preferred Shares or Series A-1 Shares, each Series A/A-1 Holder hereby grants to the other Series A/A-1 Holder the right to purchase theSeries A Preferred Shares and Series A-1 Preferred Shares that such Series A/A-1 Holder may from time to time propose to transfer (the “Series A/A-1 ROFR”).

(H)	Exercise Procedures.

(a)            Transfer Notice. In the event that a Shareholder other than Alibaba (a “Selling Shareholder”) desires to accept a bona fide offer for thetransfer of any or all of its Equity Securities of the Company (other than the Series C Preferred Shares) (the “Transfer Shares”), such Selling Shareholder shall promptly deliver to the Company and each of the Preferred Shareholders (other than such Selling Shareholder) a written notice (a “Transfer Notice”) summarizing the basic terms and conditions of such proposed transfer, including the identity of the prospective transferee (the “Prospective Transferee”) and the bona fide cash price or, in reasonable detail, other consideration for whichthe Selling Shareholder proposes to transfer the Transfer Shares. In the event that the proposed transfer is being made pursuant to Article 16.5(M), the Transfer Notice shall state under which limb(s) provided in Article 16.5(M) the proposed transfer is being made.

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(b)           Exercise of Series C ROFR. For a period of ten (10) calendar days following the receipt of the Transfer Notice (the “Series C Election Period”), each Series C Holder shall have the right to, prior to and in preference to any right of any other Shareholder, agree to purchase anyor all of the Transfer Shares, upon the terms and conditions specified inthe Transfer Notice, subject to the following conditions:

(i)	Such Series C ROFR shall be exercisable by written notice (the “Series C ROFR Exercise Notice”) delivered to the Selling Shareholder and the Company prior to the expiration of theSeries C Election Period. The Series C ROFR Exercise Notice shall include the maximum number of the Transfer Shares that such Series C Holder wishes to purchase, irrespective of its pro rata interest in the Transfer Shares. To the extent that the Transfer Shares need to be allocated among the Series C Holders, they shall be allocated based on the holdings of Common Shares (calculated on an as-converted basis with respect to the Series C Preferred Shares only) of each Series C Holder that desires to exercise the Series C ROFR; and

(ii)	If Series C ROFR is exercised with respect to all the Transfer Shares specified in the Transfer Notice, then the Series C Holders who exercised the Series C ROFR shall effect the purchase of such Transfer Shares, including the payment of the purchase price, not more than thirty (30) Business Days after thedelivery of the Series C ROFR Exercise Notice. At such time, the Selling Shareholder shall deliver to such Series C Holders the share certificates (if any) representing the Transfer Shares tobe purchased and a duly executed instrument of transfer or the relevant Transfer Shares. In the event that any Series C Holder does not give the Series C ROFR Exercise Notice to the Selling Shareholder and the Company within the Series C Election Period, such Series C Holder shall be deemed to have waived itsSeries C ROFR with respect to such transfer.

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(c)           Exercise of Series B ROFR. To the extent any Transfer Shares are not purchased pursuant to the Series C ROFR Exercise Notice, the Selling Shareholder shall, at the earlier of (A) the date immediately following the expiration of the Series C Election Period, and (B) the date onwhich all Series C Holders have delivered a written notice to the Selling Shareholder to exercise or decline exercising the Series C ROFR,deliver to each Series B Holder a written notice (the “Second Notice”). The Second Notice shall specify the remaining balance of the Transfer Shares that are not subject to Series C ROFR Exercise Notice. For a period of fifteen (15) Business Days following the receipt of the Transfer Notice (the “Series B Election Period”), each Series B Holder shall have the right to agree to purchase any or all of the Transfer Shares, upon the terms and conditions specified in the Transfer Notice, subject to the following conditions:

(i)	Such Series B ROFR shall be exercisable by written notice (the “Series B ROFR Exercise Notice”) delivered to the Selling Shareholder and the Company prior to the expiration of theSeries B Election Period. The Series B ROFR Exercise Notice shall include the maximum number of the Transfer Shares that such Series B Holder wishes to purchase, irrespective of its pro rata interest in the Transfer Shares. To the extent that the Transfer Shares need to be allocated among the Series B Holders, they shall be allocated based on the holdings of Common Shares (calculated on an as-converted basis with respect to the Series B Preferred Shares only) of each Series B Holder that desires to exercise the Series B ROFR; and

(ii)	If Series B ROFR is exercised with respect to all the Transfer Shares specified in the Transfer Notice, then the Series B Holders who exercised the Series B ROFR shall effect the purchase of such Transfer Shares, including payment of thepurchase price, not more than thirty (30) Business Days after thedelivery of the Series B ROFR Exercise Notice. At such time, the Selling Shareholder shall deliver to such Series B Holders the share certificates (if any) representing the Transfer Shares tobe purchased and a duly executed instrument of transfer or the relevant Transfer Shares. In the event that any Series B Holder does not give the Series B ROFR Exercise Notice to the Selling Shareholder and the Company within the Series B Election Period, such Series B Holder shall be deemed to have waived itsSeries B ROFR with respect to such transfer.

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(d)           Exercise of Right of First Refusal and Series A/A-1 ROFR. To the extent any Transfer Shares are not purchased pursuant to the Series C ROFR Exercise Notice and Series B ROFR Exercise Notice, the SellingShareholder shall, at the earlier of (i) the date immediately following the expiration of the Series B Election Period, and (ii) the date on which all Series B Holders have delivered a written notice to the Selling Shareholder to exercise or decline exercising the Series B ROFR, deliver to each Series A/A-1 Holder other than the Selling Shareholdera written notice (the “Third Notice”). The Third Notice shall specify the remaining balance of the Transfer Shares that are not subject to the Series B ROFR Exercise Notice. For a period of ten (10) calendar days following the receipt of the Third Notice (the “Series A/A-1 Election Period”), each Series A/A-1 Holder shall have the right to purchase anyor all of the remaining balance of the Transfer Shares, upon the same terms and conditions specified in the Transfer Notice. Each Series A/A-1 Holder shall exercise its Series A/A-1 ROFR (if the Transfer Shares are Series A Preferred Shares and/or Series A-1 Preferred Shares) or Right of First Refusal (if the Transfer Shares are Common Shares), as the case may be, in the same manner and subject to the same rights and conditions as the Series B Holders, as more specifically set forth in Article 16.5(H)(d) hereof, except that:

(i)	the exercise notice pertaining to the Right of First Refusal or Series A/A-1 ROFR, as the case may be (the “Series A/A-1 Exercise Period”) shall (A) be delivered to the Selling Shareholder and the Company prior to the expiration of theSeries A/A-1 Election Period, and (B) also include the maximum number of Transfer Shares that such Series A/A- 1 Holder wishesto purchase, irrespective of its pro rata interest in the Transfer Shares. To the extent that the Transfer Shares need to be allocated among the Series A/A-1 Holders, they shall be allocated based on the holdings of the Common Shares (calculated on an as- converted basis with respect to the Series APreferred Shares and Series A-1 Preferred Shares only) of each Series A/A-1 Holder that desires to exercise the Right of First Refusal or Series A/A-1 ROFR (as applicable); and

(ii)	If the Right of First Refusal or Series A/A-1 ROFR (as applicable)is exercised with respect to all the remaining balance of the Transfer Shares specified in the Second Notice, then the Series A/A-1 Holders who exercised the Right of First Refusal or Series A/A-1 ROFR (as applicable) shall effect the purchase of such Transfer Shares, including payment of the purchase price, not more than thirty (30) Business Days after the delivery of the Series A/A-1 Exercise Period. At such time, the Selling Shareholder shall deliver to such Series A/A-1 Holders the share certificates (if any) representing the Transfer Shares to be purchased and a duly executed assignment or instrument oftransfer or the relevant Transfer Shares. In the event that any Series A/A-1 Holder does not give the Series A/A-1 Exercise Period and the Company within the Series A/A-1 Election Period,such Series A/A-1 Holder shall be deemed to have waived its Right of First Refusal or Series A/A- 1 ROFR (as applicable).

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(e)           Non-Exercise. Subject to the Right of Co-Sale as provided underArticle 16.5(I) (if applicable), to the extent that any Transfer Shares have not been purchased in accordance with Article 16.5(H)(b), (c) and (d) above, the Selling Shareholder may, not later than ninety (90) calendar days following delivery of the Transfer Notice, consummate a transfer of the remaining Transfer Shares, on terms and conditions not more favorable to the transferee than those described in the Transfer Notice and the Third Notice. Any transfer on terms and conditions morefavorable to the transferee than those described in the Transfer Notice or Third Notice, and any transfer of any Transfer Shares by the Selling Shareholder after expiration of such ninety (90)-day period shall be deemed a new transfer separately subject to fresh compliance with this Article 16.5(H).

(f)            Exception. Notwithstanding any provision contained herein or elsewhere to the contrary, and for the avoidance of doubt, any transfer of the Series C Preferred Shares by any Series C Holder shall not besubject to any Series C ROFR, Series B ROFR, Series A/A-1 ROFR,Right of First Refusal or any other similar right of any other Shareholder;and any transfer of the Series B Preferred Shares by any Series B Holder shall not be subject to any Series B ROFR, Series A/A-1 ROFR, Right of First Refusal or any other similar right of any otherShareholders.

(I)	Right of Co-Sale.

(a)           Exercise of Right. If any of the Founder Parties, any of the Restricted Shareholders and/or CyberLink (each a “Restricted Party”) is a Selling Shareholder, and there are any Transfer Shares proposed to be transferred by such Restricted Party not purchased pursuant to theSeries C ROFR set forth in Article 16.5(D), the Series B ROFR set forth in Article 16.5(E), the Right of First Refusal set forth in Article 16.5(F), and the Series A/A-1 ROFR set forth in Article 16.5(G) above, to the extent applicable, each Preferred Shareholder shall then have the option, exercisable upon written notice to such Restricted Party within ten (10) Business Days after the expiration of all required notice periods described above in Article 16.5(H), to participate in such Transfer Shares not elected to be purchased by the Preferred Shareholders in accordance with Article 16.5(D), (E), (F) or (G) pursuant to the specified terms and conditions of the relevant Transfer Notice, up to the Co-Sale Pro Rata Portion of that Preferred Shareholder (the “Right of Co-Sale”).For purposes of these Articles, the term “Co-Sale Pro Rata Portion” shall be, as to the Right of Co-Sale of a Preferred Shareholder, the percentage determined by dividing (i) the number of Shares held (on an as converted but not fully-diluted basis) by such Preferred Shareholder immediately prior to the transfer giving rise to the Right of Co-Sale, by (i) the total number of Shares held (on an as converted but not fully- diluted basis) by the Preferred Shareholders and such Restricted Party immediately prior to the transfer giving rise to the Right of Co- Sale. To the extent that the Preferred Shareholders exercise such Right of Co- Sale, the number of Transfer Shares such Restricted Party may sell pursuant to the Transfer Notice shall be correspondingly reduced. A Preferred Shareholder who elects to exercise its Right of Co-Sale in accordance with this Article 16.5(I)(a) is referred to in these Articles as “Participant.” For the purposes of this Article 16.5(I) only, Preferred Shareholders shall not include any Restricted Party that may own Preferred Shares.

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(b)           Procedures. Such Restricted Party shall permit each Participant to attend and participate in the closing of each transfer with respect to which such Participant has exercised its Right of Co-Sale. At theclosing thereof (which shall not be later than sixty (60) calendar days after delivery of the Transfer Notice), the share certificate or certificates representing the Shares transferred by such Participant and such Restricted Party shall be delivered directly to the Prospective Transferee in consummation of the transfer of said Shares pursuant to the terms and conditions specified in the Transfer Notice, and thetransferee shall concurrently therewith remit directly to such Restricted Party and to each Participant that portion of the sale proceeds to which each is entitled by reason of its participation in such transfer. To the extent that any Prospective Transferee refuses to purchase all Shares from any Participant, such Restricted Party shall not transfer any Shares to such Prospective Transferee unless and until, simultaneouslywith such transfer, such Restricted Party shall purchase such Shares from such Participant at the same price per Share such Restricted Party is transferring said Shares to the transferee.

(c)           Non-Exercise. If a Preferred Shareholder does not exercise its Right of Co-Sale under this Article 16.5(I) with respect to a Transfer Notice,such Restricted Party may, no later than ninety (90) calendar days following delivery of the relevant Transfer Notice to the Preferred Shareholders, conclude a transfer of the Shares covered by the relevant Transfer Notice, on terms and conditions not more favorable to such Restricted Party than those described in the relevant Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the relevant Transfer Notice, as well as any transfer of the Shares by any Restricted Party after expiration of such ninety (90) day period, shall be deemed a violation of these Articles unless done pursuant to fresh compliance with the Transfer Notice, the Right of Co-Sale, and other provisions of this Article 16.5(I).

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(d)          Exception. Notwithstanding any provision contained herein or elsewhere to the contrary, neither any transfer of the Series C PreferredShares by any Series C Holder, Series B Preferred Shares by any Series B Holder, nor Series A Preferred Shares and Series A-1 Preferred Shares by any Series A/A-1 Holder shall be subject to any Right of Co-Sale or any other similar right of any other Shareholder.

(J)	Termination. The Series C ROFR, Series B ROFR, Right of First Refusal, Series A/A- 1 ROFR, Right of Co-Sale and Right of First Offer granted under Article 16.5(D), (E), (F), (G), (I) and (K) shall terminate and be of no further force or effect immediately before the consummation of an IPO.

(K)	Right of First Offer between Goldman Sachs and Alibaba. Subject to the exceptions set forth in Article 16.5(L) below and notwithstanding any provision to the contrary in these Articles, Goldman Sachs and Alibaba hereby grants to each other the right of first offer (the “Right of First Offer”)to purchase all and not part of the Equity Securities of the Company that it may from time to time propose to transfer, by complying with the following:

(a)           If either Goldman Sachs or Alibaba proposes to sell or transfer any of its Equity Securities (such selling Party, “ROFO Seller”), it shall first give each other a notice of intent (the “Notice of Intent”), which setting forth the number of Equity Securities which it desires to sell and transfer. For a period of no more than fifteen (15) calendar days following the receipt of the Notice of Intent (the “Negotiation Period”), Goldman Sachs and Alibaba shall negotiate a transaction with such Equity Securities whereby the non-selling Party between Goldman Sachs and Alibaba (“ROFO Holder”) will purchase for cash all and not part of the Equity Securities at a price and upon other terms and conditions acceptable to ROFO Seller. Any such purchase shall be consummated on or prior to the sixtieth (60th) calendar day after the receipt of the Notice of Intent; provided that the Right of First Offer is only available if (i) only Goldman Sachs or Alibaba, and not both, proposes to transfer their Equity Securities in the Company, and (ii) after exercising the Right of First Offer for all and not part of such Equity Securities, the total shareholding percentage of PRC Persons in the Company (calculated on a fully- diluted and as-converted basis) does not exceed twenty percent (20%);

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(b)	If pursuant to the Notice of Intent, (i) ROFO Holder elects not to exercise the right provided in this Article 16.5(K) (including electing not to purchase all of such Equity Securities); (ii) Goldman Sachs and Alibaba cannot agree on the terms and conditions of a purchase during the Negotiation Period; or (iii) Goldman Sachs and Alibaba shall agree on the terms and conditions of such purchase but ROFO Holder fails to pay the full purchase price by such agreed datepursuant to the agreed terms and conditions, then, in each case of Article 16.5(b)(i) through (iii), ROFO Seller may sell such EquitySecurities to any transferee within ninety (90) days after the later of the expiry of the Negotiation Period; provided, that if such Equity Securities are sold and transferred in accordance with limb (ii) above,then the price and terms upon which such Equity Securities are sold or transferred to the transferee shall not be more favorable to the transferee than the most favorable price and terms ROFO Holder has offered during the Negotiation Period; and

(c)	If ROFO Seller does not consummate the sale of such EquitySecurities in the said ninety (90) calendar days’ period, then the transfer of such Equity Securities shall again be subject to this Article 16.5(K).

(L)	Effect of Non-Compliant Transfer. To the extent permissible under the applicable laws, if any transfer of Equity Securities of any Group Company is made or attempted contrary to the provisions of these Articles (a “Non-Compliant Transfer”), such Non- Compliant Transfer shall be void ab initio; the Company and the Shareholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of these Articles by actions for specific performance (to the extent permitted by law); and except to the extent otherwise prohibited by law, the Company shall not (a) record on its register of members and other books any attempted transfer of Shares in a Non-Compliant Transfer, or (b) treat as an owner of any Equity Securities of the Company, or accord the right to vote or pay dividends on account of any Equity Securities of the Company to, any transferee to whom the Equity Securities of the Company may have been transferred in a Non-Compliant Transfer.

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(M)	Exempted Transfer. The transfer restrictions under Article 16.5(A), the Series C ROFR under Article 16.5(D), the Series B ROFR under Article 16.5(E), the Right of First Refusal under Article 16.5(F), the Series A/A-1 ROFR under Article 16.5(G), the Right of Co-Sale under Article 16.5(I) and the Right of First Offer under Article 16.5(K) shall not apply to (a) any transfer by a Founder Party or a Restricted Shareholder of (i) with respect to a Founder Party, up to ten percent (10%) of the Equity Securities of the Company held by the Founder Parties collectively as of the date of adoption of these Articles,to the Founder’s Family Members or personal trust, or to a special purpose vehicle which is wholly owned by any Founder Party, in each case, for bona fide commercial reasons, or (ii) with respect to a Restricted Shareholder, up to ten percent (10%) of the Equity Securities of the Company held by such Restricted Shareholder as of the effective date of these Articles, to such Restricted Shareholder’s Family Members or personal trust for estate planning purposes, (b) any repurchase by the Company of Common Shares held by any employee pursuant to the terms and conditions of the Share Plan,or (c) any transfer by an Investor to its Affiliates (each of the foregoing transferee, a “Permitted Transferee”); provided that, in each case of (a) through (c), (i) any Equity Securities of the Company transferred pursuant to this Article 16.5(M) shall remain to be subject to the terms and restrictions under these Articles (including, without limitation, Article 16.5(A), (ii) adequate documentation therefore shall be provided to the Company and each other Shareholder, and (iii) each Permitted Transferee shall agree to comply with the provisions of Article 16.5(N) below in full.

(N)	Condition to Transfer. As a condition to the transfer of the Equity Securities of the Company, (i) any transferee of the Equity Securities of the Company in a transfer that is complaint with the provisions under these Articles shallagree in writing to be bound by and comply with the provisions hereof by executing and delivering a Deed of Accession in the form set forth in Exhibit I of the Shareholders Agreement to the Company, and (ii) the Company shall not become a PRC Person as a result of such transfer.

16.6	Preemptive Right

(A)	General. Each Preferred Shareholder (the “Preemptive Right Holder”) may purchase its Preemptive Right Holder’s Pro Rata Share (as defined below) of all (or any part) of any New Securities that the Company may from time totime issue after the date of adoption of these Articles (the “Preemptive Right”). For the purpose of the Preemptive Right, a Preemptive Right Holder’s “Pro Rata Share” is a fraction of the New Securities:

(a)           the numerator of which shall be the number of the Common Shares as converted from the Preferred Shares then held by such Preemptive Right Holder (on an as converted but not fully-diluted basis) immediately prior to the issuance of New Securities giving rise to the Preemptive Right (for the avoidance of doubt, the Common Shares thenheld by such Preemptive Right Holder (if any) shall be excluded from calculation of such numerator); and

(b)          the denominator of which shall be the total number of Common Shares then outstanding (on an as converted but not fully-diluted basis) immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

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(B)	Procedures. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to the Preemptive Right Holders a written notice ofits intention to issue such New Securities (the “Participation Notice”), describing the amount and the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue such New Securities. The Preemptive Right Holders shall have fifteen (15) Business Days from the date of receipt of any such Participation Notice (the “Participation Period”) to agree in writing to purchase such Preemptive Right Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Right Holder’sPro Rata Share). If any Preemptive Right Holder fails to so agree in writing within such fifteen (15)-Business Day period to purchase such Preemptive Right Holder’s full Pro Rata Share of an offering of New Securities, then such Preemptive Right Holder shall forfeit the right hereunder to purchase that partof its Pro Rata Share of such New Securities that it did not so agree to purchase; provided that if any Preemptive Right Holder fails to so agreewithin such fifteen (15) Business Days’ period solely because the Company fails to comply with the notice provision of this Article 16.6(B), then theCompany shall not affect the proposed issuance of any New Securities. If any Preemptive Right Holder fails or declines to exercise its Pro Rata Sharein full in accordance with this Article 16.6, the Company shall give a written notice (the “Second Participation Notice”) within five (5) Business Days following the Participation Period to all other Preemptive Right Holders who have exercised their respective Pro Rata Share in full. Each such PreemptiveRight Holder shall have fifteen (15) Business Days from the date of receipt of any such Second Participation Notice (the “Second Participation Period”) tonotify the Company in writing of its desires to purchase more than its ProRata Share of the New Securities and state therein the number of the additional New Securities it proposes to purchase (the “Additional Number”);provided, further, that Alibaba and NS shall have the right to exercise such overallotment right only if after exercising such overallotment right, the total shareholding percentage of Alibaba and NS in the Company (calculated on a fully-diluted and as-converted basis) does not exceed twenty percent (20%).If, as a result thereof, such oversubscription exceeds the total number of the New Securities available for purchase, each oversubscribing Preemptive Right Holder will be cut back by the Company with respect to its oversubscription to that number of the New Securities equal to the lesser of the Additional Number or (b) the product obtained by multiplying (x) the number of the remaining New Securities available for subscription by (y) a fraction, the numerator of which is the number of Common Shares (calculatedon an as-converted but not fully-diluted basis) held by such oversubscribing Preemptive Right Holder immediately prior to the issuance of New Securities giving rise to the Preemptive Right and the denominator of which is the total number of Common Shares (calculated on an as-converted but not fully- diluted basis) held by all oversubscribing Preemptive Right Holders immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

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(C)	Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Preemptive Right Holder exercises its Preemptive Right within the Participation Period following the issuance of the ParticipationNotice, the Company shall have ninety (90) calendar days thereafter to sellthe remaining New Securities described in the Participation Notice (with respect to which the Preemptive Right hereunder was not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. If the Company has not issued and sold such New Securities within such ninety (90)-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Right Holders pursuant to this Article 16.6.

(D)	Termination. The Preemptive Right shall terminate and be of no further force or effect immediately before the consummation of an IPO.

(E)	Restrictions on Issuance of Equity Securities to Alibaba Competitors. Notwithstanding anything contained herein or elsewhere to the contrary, without the prior written consent of Alibaba, the Company shall not, and the Company shall procure each other Group Company not to, issue any Equity Securities of any Group Company to any Alibaba Competitor. Any issuance of Equity Securities of any Group Company not made in compliance with this Article 16.6(E) shall be null and void as against such Group Company, shall not be recorded on the register of members or other books of such Group Company and shall not be recognized by such Group Company or any other Shareholder.

CALLS ON SHARES

17.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares provided that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

18.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

19.	If a sum called in respect of a Share is not paid before or on the day appointed for paymentthereof, the person from whom the sum is due shall pay interest upon the sum at the rate ofsix per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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20.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of aShare, becomes payable at a fixed time, whether on account of the amount of the Share, orby way of premium, as if the same had become payable by virtue of a call duly made and notified.

21.	The Directors may make arrangements on the issue of Shares for a difference between theholders in the amount of calls to be paid and in the times of payment.

22.	The Directors may, if they think fit, receive from any Member willing to advance the same allor any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Memberpaying the sum in advance and the Directors.

FORFEITURE OF SHARES

23.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

24.	The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

25.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

26.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

27.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneyswhich at the date of forfeiture were payable by him to the Company in respect of the Shares,but his liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

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28.	A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitledto the Share. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

29.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whetheron account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

30.	All transfers of Shares shall be subject to the restrictions set out in Article 16.5. The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

31.	Shares shall be transferred in the following form, or in any usual or common form approvedby the Directors:

I/We,                                                         of                                                           in consideration of the sum of $                                                paid to me/us by                                                   , of __________________(hereinafter called “the Transferee”) do hereby transfer to the Transferee the________________ Share (or Shares) numbered                                             in the Company called___________ to hold the same unto the Transferee, subject to the several conditionson which I/we hold the same and I/we, the Transferee, do hereby agree to take the said Share (or Shares) subject to the conditions aforesaid.

As witness our hands on the        day if__, 20   .

Transferor	Transferee

32.	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of Shares to a person of whom they do not approve.

(a)	The Directors may decline to recognise any instrument of transfer unless (x) a fee not exceeding one dollar is paid to the Company in respect thereof, and (y) the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

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(b)	If the Directors refuse to register a transfer of Shares, they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

33.	The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the Share.

34.	Any person becoming entitled to a Share in consequence of the death or bankruptcy ofa Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Memberin respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directorsshall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

35.	A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before beingregistered as a Member in respect of the Share, be entitled in respect of it to exerciseany right conferred by membership in relation to meetings of the Company.

ALTERATION OF CAPITAL

36.	Subject to Article 126 and Article 127, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into new Shares of such amount, as the resolution shall prescribe.

37.	Subject to any direction to the contrary that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 6.

38.	The new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

39.	Subject to Article 126 and Article 127, the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Act; and

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(c)	cancel any Shares which, at the date of the passing of the resolution, have not beentaken or agreed to be taken by any person.

40.	Subject to the provisions of the Act and these Articles, the Company may purchase its ownShares, including any redeemable Shares, provided that the manner of purchase has first been authorised by Ordinary Resolution and may make payment therefor or for any redemption of Shares in any manner authorised by the Act, including out of capital.

41.	Subject to provisions of the Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

GENERAL MEETINGS

42.	The Company shall in each year hold a general meeting as its Annual General Meeting, provided that, if the Company is an exempted company, it may by Ordinary Resolution determine that no Annual General Meeting need be held in a particular year or years or indefinitely. The time and place of Annual General Meeting shall be determined by the Directors.

43.	General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings. The Directors may call or authorise the calling of an Extraordinary General Meeting whenever they think fit.

REQUISITION OF GENERAL MEETINGS

44.	The Directors may whenever they think fit, convene an extraordinary general meeting. If atany time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-tenth of the total issued share capital of the Company entitled to vote may convene an extraordinary generalmeeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of the total issued share capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office ofthe Company. If the Directors do not proceed to convene a general meeting within twenty-one (21) days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of the total share capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient

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place atsuch time, subject to these Articles as to notice, as the persons convening the meeting fix.

45.	Seven (7) days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such personsas are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; but with the consent of all the Members entitled to receive noticeof some particular meeting, that meeting may be convened by such shorter notice or withoutnotice and in such manner as those Members may think fit.

46.	[Reserved]

47.	All business shall be deemed special that is transacted at an extraordinary general meeting,and all that is transacted at an annual general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, the report of the Directors and Auditors, the election of Directors and other officers in the place of those retiring (if any) and the appointment and fixing of remuneration of Auditors.

48.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person orby proxy and entitled to vote shall be a quorum.

(b)	An Ordinary Resolution or a Special Resolution (subject to the provisions of the Act)in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

49.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place,and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

50.	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company.

51.	If there is no such chairman, or if at any meeting he is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

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52.	The chairman may with the consent of any meeting at which a quorum is present (and shallif so directed by the meeting) adjourn the meeting from time to time and from place to place,but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any noticeof an adjournment or of the business to be transacted at an adjourned meeting.

53.	Subject to any rights and restrictions for the time being attached to any Share, including in particular Article 16.3(A), Article 126 and Article 127, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy who together hold not less than ten percent (10%) of the total issued capital of the Company entitled to vote, and, unless a poll is so demanded,a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

54.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and theresult of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

55.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman ofthe meeting at which the show of hands takes place or at which the poll is demanded, shallnot be entitled to a second or casting vote.

56.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

57.	Subject to Article 16.3(A), Article 126 and Article 127, on a show of hands every Member present in person or by proxy and entitled to vote shall have one vote. On a poll every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder.

58.	In the case of joint holders the vote of the senior who tenders a vote whether in person or byproxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

59.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

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60.	No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

61.	On a poll votes may be given either personally or by proxy.

62.	The instrument appointing a proxy shall be in writing under the hand of the Member or, if theMember is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy need not be a Member of the Company. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority underwhich the proxy is given; provided that no intimation in writing of such death, insanity or revocation as aforesaid shall have been received by the Company at its Registered Office before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

63.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening themeeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid; provided that the chairman of the meeting may in his discretionaccept an instrument of proxy sent by telex or telefax upon receipt of telex or telefax confirmation that the signed original thereof has been sent.

64.	An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

[Ltd./Limited]

“I,_____________________, of___________________, hereby appoint _________________of_________________as my proxy, to vote for me and on my behalf at the [annual or extraordinary, as the case may be] general meeting ofthe Company to be held on the      day of            , 20_.

Signed this day of      , 20      .

65.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

66.	Any corporation which is a Member of the Company may by resolution of its directorsor other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

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DIRECTORS AND OFFICERS

67.	There shall be a Board of Directors consisting of not more than seven members (exclusive of alternate directors), as determined by the Board from time to time. The Directors shall be appointed and removed in accordance with Articles 16.3(B) and 16.3(C).

68.	The remuneration of the Directors shall from time to time be determined by the Company ingeneral meeting. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time,or a combination partly of one such method and partly the other.

69.	No shareholding qualification shall be required for Directors.

70.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time, in writing, revoke the appointment of an alternateappointed by him. Every such alternate shall be an officer of the Company and shall not bedeemed to be the agent of the Director appointing him. The remuneration of such alternateshall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

71.	The Directors may by resolution appoint one of their number to be Managing Director or President upon such terms as to duration of office remuneration and otherwise as they maythink fit.

72.	The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

POWERS AND DUTIES OF DIRECTORS

73.	Subject to Article 126 and Article 127, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Act or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

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74.	Subject to Article 126 and Article 127, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property anduncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

75.	Subject to Article 126 and Article 127,

(a)	the Directors may from time to time and at any time by power of attorney appointany company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him;

(b)	the Directors may delegate any of the powers exercisable by them to a Managing Director or any other person or persons acting individually or jointly as they may fromtime to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers;

(c)	all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn,accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine; and

(d)	no document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

76.	The Directors shall cause minutes to be prepared:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

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DISQUALIFICATION AND CHANGES OF DIRECTORS

77.	The office of Director shall be vacated if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company; or

(d)	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

78.	Any casual vacancy occurring in the Board of Directors may be filled by the Directors.

79.	The Directors shall have the power at any time, and from time to time, to appoint a personas an additional Director or persons as additional Directors.

80.	Subject to Articles 16.3(B) and 16.3(C), the Company may by Ordinary Resolution appoint and remove a Director or Directors.

PROCEEDINGS OF DIRECTORS

81.	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote.

82.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five (5) days’notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered; provided however that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held; provided further that notice or waiver thereof may be given by telex or telefax.

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83.	The quorum necessary for the transaction of the business of the Board shall be four (4) directors (which shall include at least two (2) of the Investor Directors) or their proxies. If a quorum is not present at a meeting of the Board at the time when the business is considered, any Director may require the meeting to be reconvened and any resolution passed when the meeting is not quorate shall be invalid (any such meeting being a “Failed Meeting”). In such event, the chairman of the Board shall send notice to all Directors within forty-eight (48) hours, convening a second meeting on the fifth (5th) Business Day after the Failed Meeting, at the same place and with the same agenda as set for the Failed Meeting pursuant to the procedures set forth in these Articles. Without prejudice to Article 126, if after two (2) consecutive Failed Meetings, a third meeting of the Board is convened, at such third meeting a quorum shall exist with respect to those matters on the agenda which were not disposed of at the second Failed Meeting and which does not constitute a matter described in Article 126, if any three (3) or more Directors are present or represented by a proxy.

84.	The continuing Directors may act not withstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of theCompany as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

85.	Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as ifhe were not a Director or officer; provided that nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

86.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise,nor shall any such contract or any contract or transaction entered into by or on behalf of theCompany in which any Director or alternate Director shall be in any way interested be or beliable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect ofany contract or transaction in which he is so interested as aforesaid; provided however thatthe nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior toits consideration and any vote thereon and a general notice that a Director or alternate Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

87.	The Directors may elect a chairman of their meetings and determine the period for which heis to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

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88.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise ofthe powers so delegated, conform to any regulations that may be imposed on it by the Directors.

89.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

90.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote.

91.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that therewas some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been dulyappointed and was qualified to be a Director.

92.	(a)	A resolution signed by all of the Directors or all of the members of a committee of Directors, including a resolution signed in counterpart or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

(b)	To the extent permitted by law, the Directors or a committee of Directors may also meet by telephone conference call where all Directors or committee members are capable of speaking to and hearing the other Directors or committee members at the same time.

(c)	When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there mayhave been a technical defect in the proceedings.

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Representative

93.	(a)	For so long as an Investor and its Affiliates together in aggregate hold two percent (2%) or more of the Equity Securities of the Company (calculated on a fully-diluted basis) but is not entitled to appoint a director pursuant to Article 16.3(B), then such Investor shall have the following rights: (a) a representative selected by such Investor (the “Representative”) shall have the right to attend all meetings of the Board and any committees and subcommittees thereof (including telephonic Board and committee and subcommittee meetings) in a non-voting observer capacity; (b) the Representative may participate in discussions of matters brought to the Board and any committee and subcommittee thereof if approved or when inquired by the chairman; and (c) the Company will provide the Representative, concurrently with the provision of materials to members of the Board and any committee and subcommittee members, with copies of all minutes, consents, and other materials that it provides to directors and committee and subcommittee members, except for minutes and materials of meetings, portions of meetings, or confidential “closed sessions” which the Representative is not entitled to attend under the circumstances described in, and in accordance with, sub-paragraph (b) below. The Representative will also be provided with prior notice of all Board and committee and subcommittee meetings which he/she is entitled to attend in the same manner and at the same time as the members of the Board and committee and subcommittee members. The Representative’s absence and/or presence does not affect and/or establish a quorum at the Board and committee and subcommittee meetings. The Representative may only be removed its capacity as a Representative by the appointing Investor by delivering a notice of removal to the Company.

(b)	Notwithstanding anything contained in Article 93 to the contrary, (i) if the Board reasonably determines that exclusion of the Representative or omission of information to be provided to the Representative under this Agreement is necessary to preserve the attorney-client privilege (based on the advice of counsel to the Company), to protect highly confidential proprietary information, or for other similar reasons, then the Company will have the right to exclude the Representative from a Board, committee or subcommittee meeting and/or a confidential “closed sessions” of the Board, committees or subcommittees or portions of meetings of the Board or the committees and subcommittees thereof in which such information is discussed, as applicable, or omit to provide the Representative with such information, in each case only to the extent reasonably deemed necessary by the Board for the reasons outlined above and (ii) if the Board, on advice of counsel, determines in good faith that there is a potential conflict of interest between the Investor or its Affiliates and the Company with respect to the subject matter of any meeting or portion of a meeting or information that is to otherwise be provided to the Representative pursuant to this Agreement, then the Company will have the right, in its sole discretion, to exclude the Representative from a Board, committee or subcommittee meeting and/or a confidential “closed sessions” of the Board, committees or subcommittees or portions of meetings of the Board or the committees and subcommittees thereof in which such subject matter is discussed or omit to provide the Representative with such information; provided, that, the Representative will be provided prior notice of such exclusion from the meeting or portion of the meeting.

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SEALS AND DEEDS

94.	(a)	If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolutionof the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Act may be executed either as a deed in accordance with the Act or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person orpersons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

(c)	In accordance with the Act, the Company may execute any deed or other instrumentwhich would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Companyor by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

95.	Subject to any rights and restrictions for the time being attached to any Shares and the provisions of Article 16.1, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

96.	Subject to any rights and restrictions for the time being attached to any Shares and the provisions of Article 16.1, the Directors may from time to time pay to the Members interim dividends.

97.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Act.

98.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends,all dividends on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on anyof the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

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99.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalisingdividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

100.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

101.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one ofsuch joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every suchcheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

102.	The Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

103.	No dividend shall bear interest against the Company. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend unclaimed by a Member six (6) years after the dividend payment date shall revert to the Company.

CAPITALISATION OF PROFITS

104.	The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund)or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sumwould have been divisible amongst them had the same been a distribution of profits by wayof dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Membersinterested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

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ACCOUNTS

105.	The books of account relating to the Company’s affairs shall be kept in accordance with theAct and otherwise in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors of the Company.

106.	Such Auditors may be appointed and the accounts relating to the Company’s affairs may beaudited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors.

WINDING UP

107.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, but subject to Article 16.2, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

108.	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assetsshall be distributed so that, as nearly as may be, the losses shall be borne by the Membersin proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Articleis to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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NOTICES

109.	(a)	A notice may be given by the Company to any Member either personally or by sending it by post, telex or telefax to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.

(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting atthe expiration of three (3) days after it was posted.

(c)	Where a notice is sent by telex or telefax, service of the notice shall be deemed to beeffected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

110.	If a Member has no registered address and has not supplied to the Company an addressfor the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

111.	A notice may be given by the Company to the joint holders of a Share by giving the notice tothe joint holder named first in the Register of Members in respect of the Share.

112.	A notice may be given by the Company to the person entitled to a Share in consequence ofthe death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee ofthe bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113.	Notice of every general meeting shall be given in some manner hereinbefore authorised to:

(a)	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

RECORD DATE

114.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose ofdetermining the Members entitled to receive payment of any dividend, the Directors may, ator within ninety (90) days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

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AMENDMENT OF MEMORANDUM AND ARTICLES

115.	Subject to and insofar as permitted by the provisions of the Act and Article 127, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part; provided however that no such amendmentshall affect the rights attaching to any class of Shares without the consent or sanction provided for in Article 4(b).

ORGANISATION EXPENSES

116.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and atsuch rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

117.	The Registered Office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its RegisteredOffice, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

INDEMNITY

118.	Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of wilful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in anyway in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of anyother Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of any of the moneys of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happen through his own wilful neglect or default.

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REDEMPTION

119.	Redemption Events.

(a)	Qualified Exit Redemption Event. In the event that no Qualified Exit has been occurred on or before December 31, 2026 (the “Qualified Exit Redemption Event”), then each Series C Holder may give the Company a written notice, indicating its plan to request the Company to redeem all or part of its Series C Preferred Shares which, subject to the delivery by such Series C Holder of a separate written notice (a “Qualified Exit Redemption Notice”) on a later date, formally requesting the redemption of the said Series C Preferred Shares, is to be completed on a date that is at least six (6) months after the date of the Qualified Exit Redemption Notice.

(b)	Other Redemption Events. In the event that (i) any material breach by any Group Company or any Founder Party of any provision of the Transaction Documents (other than the Business Cooperation Agreement) or in contravention of any applicable laws; (ii) any willful misconduct, gross negligence or fraud by the Company, any Founder Party or any other Group Company; or (iii) any event or condition results in Alibaba exercising its redemption right (the “Alibaba Redemption Trigger Event”, which shall exclude a redemption by Alibaba in the Company resulting from any breach of the PRC Investment Regulation imposed by applicable regulations on equity ownership of or business cooperation with an enterprise with a PRC business presence or where the Company or Alibaba has received a PRC Investor Restriction Notice) (the Alibaba Redemption Trigger Event, together with paragraphs (i) and (ii) of this Article 119(b), Article 119(c) and, in the case of Goldman Sachs, shall also include Article 119(d), the “Other Redemption Event”), then, at any time after the occurrence of any of the abovementioned events,any Series A/A-1 Holder , Series B Holder and Series C Holder may give a written notice (the “Other Redemption Notice”; the Other Redemption Notice and Qualified Exit Redemption Notice are each a “Redemption Notice”) to the Company requesting redemption by the Company of all or part of its Equity Securities in the Company in accordance with the terms and conditions set forth in Articles 119 through 125. If any Series A/A-1 Holder, Series B Holder or Series C Holder exercises its right to require redemption by the Company of its Equity Securities contemplated under this Article 119 (other than Goldman Sachs’ redemption under Article 119(d)), the Company shall notify all other Series A/A-1Holders, Series B Holders and Series C Holders within ten (10) calendar days after receipt of the Redemption Notice, and such Series A/A-1 Holders, Series B Holders and Series C Holders may within ten (10) calendar days thereafter elect to request the Company to redeem any or all of the outstanding Equity Securities of theCompany held by them.

(c)	Other Redemption Event of Alibaba. In the event that there occurs any material breach by any Group Company of the Business Cooperation Agreement, thenAlibaba shall be entitled to the right pursuant to Article 119(b), and the procedures set forth in Article 119(b) shall apply mutatis mutandis.

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(d)	Other Redemption Event of Goldman Sachs. If the Company or Perfect Taiwan violates the PRC Investment Regulation, or if the Company or Perfect Taiwan receives a PRC Investor Restriction Notice, then Goldman Sachs shall have theright to require the Company to redeem all or part of the Equity Securities in the Company held by Goldman Sachs and its Affiliates at the Redemption Price setforth in Article 120(a) below and the procedures set forth in Article 119(b) shall applymutatis mutandis (such event shall also be deemed as an “Other Redemption Event”), provided that, if a PRC Investor Restriction Notice expressly provides for a cure period for the Company or Perfect Taiwan to rectify any violation or potential violation of the PRC Investment Regulation, then Goldman Sachs may only exerciseits redemption right under this Article 119(d) if such cure period has expired and the PRC Investor Restriction Notice has not been expressly withdrawn by the applicable Governmental Authority.

For the purpose of this Article 119, the Equity Securities of the Company which are requested for redemption by the Company are hereinafter referred to as the “Redemption Shares”.

120.	Redemption Price. The redemption price for each Redemption Share (the “Redemption Price”) redeemed pursuant to Articles 119 through 125 shall be:

(a)	in the case of Articles 119(a), 119(b) and 119(d) above, equal to the sum of (i) one hundred percent (100%) of the applicable Original Issue Price, (ii) an assumed eightpercent (8%) compound per annum return of the Original Issue Price calculating from the applicable Original Issue Date to the date of completion of the redemption, plus (iii) any dividend declared but unpaid with respect to each such Series C Redemption Share; and

(b)	in the case of Article 119(c) above, equal to the sum of (i) one hundred percent (100%) of the applicable Original Issue Price, (ii) a simple rate of return of twenty percent (20%) per annum of the applicable Original Issue Price calculating from the applicable Original Issue Date to the date of the completion of the redemption, plus any dividend declared but unpaid with respect to each such Redemption Share.

121.	Redemption Date. The redemption of any Redemption Share pursuant to Article 119 through Article 125 shall take place within thirty (30) calendar days from the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as theholders electing to redeem their Redemption Shares and the Company may mutually agreein writing (each a “Redemption Date”). On a Redemption Date, subject to applicable laws, the Company shall, from any source of assets or funds legally available therefor, redeem each Redemption Share that has been submitted for redemption by paying in cash therefor the Redemption Price, against surrender by such holder of the certificate representing suchShare (or an affidavit in respect of any lost certificates). From and after a Redemption Date, if the Redemption Price has been received in full by the holders of the Redemption Shares, all rights of such holders shall cease with respect to such Redemption Shares, andsuch Redemption Shares shall be cancelled and not thereafter be transferred or be deemed outstanding for any purpose whatsoever. Notwithstanding anything foregoing tothe contrary, the Redemption Price in the case of a redemption under the Qualified Exit Redemption Notice shall be made to each Series C Holder in four (4) equal installments, with the first installment to be paid on the Redemption Date and each of the remainingthree (3) installments to be paid every three (3) months after the Redemption Date.

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122.	Insufficient Funds of the Redemption Price. If the Company fails to pay in full all the Redemption Price with respect to each Redemption Share at a Redemption Date because its assets or funds which are legally available on the Redemption Date are insufficient orfor any other reason, or if the Company is otherwise prohibited by applicable laws from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable laws to pay, or cause to be paid, (a) before anyRedemption Price of any requesting Series B Holder and Series A/A-1 Holder can be paid, the Redemption Price of requesting Series C Holders in full, (b) after the Redemption Price of all requesting Series C Holders have been paid in full, the Redemption Price of requesting Series B Holder in a pro rata manner among such holders, and (c) after the Redemption Price of all requesting Series B Holders have been paid in full, the Redemption Price of requesting Series A/A-1 Holder in a pro rata manner among such holders; provided that, notwithstanding any provision contained in these Articles to the contrary, only if the redemption is requested pursuant to Article 119(c) above, then the Company shall pay the Redemption Price to Alibaba and the requesting Series C Holders on a pro rata basis before any Redemption Price of other Series B Holders and Series A/A-1 Holders can be paid. For the avoidance of doubt, notwithstanding any other provision to the contrary in these Articles or any other Transaction Documents, (i) the payment of any Redemption Price to Alibaba and the requesting Series C Holders shall only rank pari passu in the event that a redemption is made pursuant to Article 119(c); and (ii) the Series C Holders shall have priority over Alibaba in any other event that a redemption is made under these Articles or any other Transaction Documents. All assets or funds of the Company that become legally available for the redemption of shares thereafter shall immediately be used to pay the redemption payment which the Company did not pay onthe date that such redemption payments were due in accordance with Article 121 above. Subject to applicable laws, each Group Company shall transfer its assets and funds to the Company to enable the Company to satisfy its obligations under this Article 122. If the Company fails to pay the Series C Holder the Redemption Price payable for any Other Redemption Event within three (3) months after the Redemption Notice, such Series C Holder may elect to: (x) request the Company to sell any and all of the Group Companiesor assets to another party in accordance with these Articles on an arm’s length basis pursuant to Article 16.3(D)(d) hereof; and/or (y) cause the Company or any Group Company to borrow funds from available sources (to the extent permissible by law) and apply any or all such amounts of the borrowed funds for the purpose of the payment of the Redemption Price payable to such Series C Holder.

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123.	Special Repurchase. For so long as the Business Cooperation Agreement is in effect, the Company shall be entitled to repurchase all or part of the Equity Securities of the Companyheld by Alibaba at the applicable Original Issue Price plus any dividend declared but unpaid with respect to each Share held by Alibaba in the event that (a) the Company is in full compliance with the Business Cooperation Agreement and (b) Tmall or its Affiliates materially breaches its obligations contained in section 1.3 of the Business Operation Agreement and fails to cure such breach within thirty (30) calendar days upon receipt of a written notice by the Company. Each Series C Holder and Series B Holder (other than Alibaba) hereby acknowledges and agrees that such repurchase in accordance with this Article 123 will not trigger the event or condition of, or result in, the exercise of their respective redemption right, pre- emptive, right of first refusal, right of first offer, any notice or approval requirement or any other similar right or requirement in connection therewith as may be required under these Articles, any other Transaction Documents to which it is a party or elsewhere or by applicable law.

124.	Remedies Cumulative. The rights of the Series A/A-1 Holders, Series B Holders and Series C Holders under Article 119 through Article 125 are cumulative, and Article 119 through Article 125 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of any Transaction Documents to which it is a party by any Group Company.

125.	Series C Holder’s Special Rights. In the event of a Qualified Exit Redemption Event andthe Company fails to pay in full and on time any Redemption Price to a requesting Series CHolder, notwithstanding any veto rights any person may exercise, then such Series C Holder may treat all unpaid Redemption Price as due and payable, and shall have the right to exercise the Special Drag-Along Right under Article 16.3(D)(d).

PROTECTIVE PROVISIONS

126.	Board Reserved Matters. Notwithstanding any provision contained herein or elsewhere to the contrary, the Company shall not, and the Founder Parties and CyberLink shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following actions, whether in a single transaction or in a series of related transactions, whether directly or indirectly, and whether by amendment, merger,consolidation, scheme of arrangement, amalgamation, or otherwise, without (in addition to any other vote required by law or these Articles) the prior written consent of the majority of the Investor Directors then in the office or, if any of the following actions is to be approved at a meeting of the Board, the affirmative votes of one-half of the Investor Directors present at such meeting:

(a)	purchase or redeem or pay any dividend on any Equity Securities of any Group Company (other than any ordinary course repurchase of Equity Securities from former employees or consultants in connection with the cessation of their employment/services);

(b)	amend any Share Plan or approve any new equity-based compensation plan or any other bonus or incentive plan, if such Share Plan, equity-based compensation plan or other bonus or incentive plan would result in all Share Plans, equity-based compensation plans or other bonus or incentive plans, in the aggregate account for more than ten percent (10%) but not exceeding fifteen percent (15%) of the issued share capital of the Company on a fully-diluted basis;

(c)	create or authorize the creation of any debt, or issue of debt securities, in excess of US$2,000,000 or if the Group’s aggregate indebtedness would exceed US$2,000,000; create any liens or encumbrances over any assets, undertakings or rights of any Group Company except to secure any Permitted Indebtedness; or guarantee any indebtedness. For the avoidance of doubt, such indebtedness shall not include any loan or debt between the Group Companies as an ordinary course of business;

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(d)	approve or amend any agreement or transaction (including any existing transaction)by and between any Group Company, on the one hand, and any Connected Partyof any Group Company, on the other hand; or approve or amend any agreement or transaction with an employee (other than pursuant to the Share Plan and employment agreements);

(e)	select or change the external auditor for the Group and Taiwan consolidated auditing and reporting other than one of the “Big Four” accounting firms, or makeany material changes to the accounting or financial policies or change the financial year or financial year-end of the Group;

(f)	establish a Group Company other than a wholly-owned Group Company or transfer shares of any Group Company unless to another wholly owned Group Company;

(g)	grant or amend any exclusivity or non-compete obligations to any third party other than any such obligations that (i) are required under any of the Company’s existing brand collaboration arrangements in its ordinary course of business and that are limited to a specified territory within a specific time period, and (ii) would not have anadverse effect on the Group’s ability to perform any of its obligations under any exclusivity or non-compete arrangement under the Business Cooperation Agreement; provided, however, that if such grant or amendment of any exclusivityor non-compete obligations to any third party would have any adverse effect on the Group’s ability to perform any of its obligations under the Business Cooperation Agreement, such grant or amendment shall require the prior written consent or affirmative vote (as the case maybe) of the Alibaba Director;

(h)	make any loan or advancement in an amount exceeding US$2,000,000 other than trade credit given in the ordinary course of business consistent with its past practice or to wholly owned subsidiaries of the Company. For the avoidance of doubt, such loan or advancement shall not include any loan or debt between the Group Companies as an ordinary course of business;

(i)	acquire or dispose of any asset, undertaking, goodwill or entity in an amount in excess of US$2,000,000, or (ii) dispose of or exclusively license out any material Intellectual Property, in each case of (i) and (ii), in a single transaction or a series of related transactions;

(j)	commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$2,000,000 or involve any equitable relief, except that the aforementioned threshold is not applicable to anything related to Office of Foreign Asset Control, Foreign Corrupt Practices Act or anti-money laundering laws and regulations;

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(k)	adopt or amend the annual business plan and budget of the Group with the year- over-year increase of more than twenty percent (20%), or (ii) approve any spending that would exceed the amount in the then current annual business plan and budget duly approved by the Board by more than thirty percent (30%);

(l)	any significant capital expenditure aside from those in the approved annual business plan and budget, in excess of US$500,000;

(m)	subject to Article 16.5(M), any pledge by the Founder of the Equity Securities of the Company or any pledge by the Company of the Equity Securities of any of its subsidiaries;

(n)	appoint or remove the chief executive officer or the chief financial officer of the Company;

(o)	establish any sub-committee of the board of directors of the Company;

(p)	acquire any share capital or other securities of any entity or other assets in excess of US$2,000,000 (other than assets acquired in the ordinary course of business consistent with past practice) by any Group Company; or

(q)	any action by any Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

127.	Shareholders’ Reserved Matters. Notwithstanding any provision contained herein or elsewhere to the contrary, the Company shall not, and the Founder Parties and CyberLink shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following actions, whether in a single transaction or in a series of related transactions, whether directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, without (in addition to any other vote required by law or these Articles, in particular Article 4(b)) the written consent or affirmative vote of the holders of the majority of the then outstanding Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as thecase may be) separately as a class; provided that (i) for each of the matters described in sub-clauses (d), (e) and (f), the written consent or affirmative vote of the Series C Majority and Series B Majority, voting as a separate class, shall also be required, (ii) for each of the matters described in sub-clauses (b) and (i), the written consent or affirmative vote of the Series C Majority, voting as a single class, shall also be required, and (iii) for matter described in sub-clause (c), the written consent or affirmative vote of the Series B Majority, voting as a single class, shall also be required:

(a)	amend or repeal any provision of the memorandum and articles of association (or other charter documents) of any Group Company (including but not limited to increasing or decreasing the authorized number of members of the Board or changing the terms, rights, preferences or powers of the Preferred Shares or any other Equity Securities of the Company);

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(b)	amend, alter or repeal any provision of the memorandum and articles of association of any Group Company in a manner that would adversely affect the powers, preference or rights of the Series C Preferred Shares; provided that no amendment, alteration or repeal of such provision may disproportionately and adversely affect powers, preference or rights of the Series C-2 Preferred Shareswithout the written consent or affirmative vote of the holders of the majority ofthe then outstanding Series C-2 Preferred Shares, voting as a single class;

(c)	amend, alter or repeal any provision of the memorandum and articles of association of any Group Company in a manner that would adversely affect the powers, preference or rights of the Series B Preferred Shares;

(d)	liquidate, dissolve or wind up the affairs of any Group Company or enter into or effect any other transaction constituting a Deemed Liquidation Event;

(e)	amend any Share Plan or approve any new equity-based compensation plan or any other bonus or incentive plan, if such Share Plan, equity-based compensation plan or other bonus or incentive plan would result in all Share Plans, equity-based compensation plans or other bonus or incentive plans in the aggregate accounting for more than fifteen percent (15%) of the issued share capital of the Company on a fully-diluted basis;

(f)	increase, reduce or cancel the authorized or issued share capital of any Group Company, except issue any Equity Security of any Group Company, other than any issuances where (i) the Company’s pre-money valuation for any future round fundraising is not lower than US$500,000,000, and such future round fundraising is related to the business plan and budget duly approved by the Board in accordance with these Articles and the Shareholders Agreement, and the Company’s ability to fulfill its obligations under the Business Cooperation Agreement would not be negatively affected in any material manner; or (ii) for increasing the paid-in capital ofany Group Company (other than the Company) by the Company in order to sustain such Group Company’s normal course of operations; or (ii) pursuant to any Share Plan or approve any new equity-based compensation plan or any other bonus or incentive plan;

(g)	enter into any joint venture, partnership, strategic alliance, strategic cooperation or similar arrangements with any Alibaba Competitor; or enter into any joint venture, partnership, strategic alliance, strategic cooperation or similar arrangement with any party under which any Group Company, individually or collectively with any other Group Company, will hold more than 49.9% in ownership interest therein or invest more than US$1,000,000 (including in cash, assets, labor or the like) into such party;

(h)	materially extend or change the main line of business of the Group, or exit any current line of business;

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(i)	select the underwriters or listing exchange, or approve the valuation or any material terms and conditions, for any IPO (including any restructuring or other preparation inanticipation of such IPO) that does not constitute a Qualified IPO;

(j)	any reorganization or consolidation concerning a Significant Group Company;

(k)	any action by any Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above; or

(l)	vary any rights or obligations to any class of shares of any Group Company (other than the Company);

(m)	re-designate or reclassify any shares or other Equity Securities convertible into or carrying a right of subscription in respect of the Equity Securities of any Group Company;

(n)	any other form of material merger and acquisition, selling any Group Company’s keytangible and intangible assets other than included in the approved annual budget;

(o)	Founder pledging or otherwise encumbering any Equity Securities of any Group Company (subject to compliance transfer restrictions under the Shareholders Agreement and these Articles) or the Company pledging any Equity Securities of any Group Company;

(p)	appoint or remove the chief executive officer or chief financial officer of the Company;

(q)	establish any sub-committee of the Board; or

(r)	any action by any Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in sub- clauses (a) through (r) requires a Special Resolution in accordance with the Act, and if the Shareholders vote in favor of such Special Resolution but the written consent or affirmative vote of the holders of the majority of the then issued and outstanding Preferred Shares (or in the case of sub-clauses (d), (e) and (f), the written consent or affirmative vote of the Series C Majority and Series B Majority, or in the case of sub-clauses (b) and (i), thewritten consent or affirmative vote of the Series C Majority, or in the case of sub-clause (c), the written consent or affirmative vote of the Series B Majority), has not been obtained, the holders of the majority of the then issued and outstanding Preferred Shares (or in the case of sub-clauses (d), (e) and (f), the written consent or affirmative vote of the Series C Majority and Series B Majority, or in the case of sub-clauses (b) and (i), the written consent or affirmative vote of the Series C Majority, or in the case of sub-clause (c), the written consent or affirmative vote of the Series B Majority) shall have, in such vote, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the Special Resolution plus one.

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INFORMATION AND INSPECTION RIGHTS

128.	Information Rights. The Company shall deliver or make available the following reports toeach Major Investor:

(a)	(i) within sixty (60) calendar days after the end of each financial year of the Company, an unaudited consolidated statements of income and cash flows for suchfinancial year, and an unaudited consolidated balance sheet and a statement of shareholders’ equity as of the end of such financial year, and (ii) within ninety (90) calendar days after the end of each financial year of the Company, audited annual consolidated financial statements of the Company and its subsidiaries including (x) a consolidated balance sheet as of the end of such year, (y) consolidated statements of income and of cash flows for such year, and (z) a statement of shareholders’ equity as of the end of such year, prepared in accordance with the Accounting Standards and audited by independent public accountants of internationally recognized standing selected by the Company;

(b)	within forty-five (45) calendar days after the end of each of the first three (3)quarters of each financial year of the Company, an unaudited consolidated statements of income and cash flows for such fiscal quarter, and an unaudited consolidated balance sheet and a statement of shareholders’ equity as of the end ofsuch fiscal quarter, all prepared in accordance with the Accounting Standards (except that such financial statements may (i) be subject to normal year- end audit adjustments, and (ii) not contain all notes thereto that may be required in accordance with the Accounting Standards);

(c)	within thirty (30) calendar days after the end of each fiscal month, an unaudited consolidated balance sheets of the end of such month and income statement and statement of cash flows, for such month of the Company generated from management accounts of the Company;

(d)	a copy of the Group’s annual business plan for the following fiscal year (withquarterly financial projections) at least thirty (30) calendar days prior to the beginning of such fiscal year;

(e)	within thirty (30) calendar days after the end of each fiscal month, certain key performance indicators as specified by Alibaba, including operational metrics, progress toward milestones, and partnership and customer updates, and certified astrue, correct and not misleading by the chief financial officer of the Company;

(f)	promptly following receipt by the Company, each audit response letter, accountant’s management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company and its subsidiaries;

(g)	promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially affect the Group, if any; and

(h)	such other documents or information about the affairs of the Group as may be reasonably requested by any Major Investor.

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129.	Inspection Rights. Any Major Investor, at its expenses, shall have the right to (a) inspect the facilities, records and books of the Company and each other Group Company at any time during regular working hours, and (b) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants and legal counsel, in each case, upon reasonable prior notice to the Company; provided, however, that neither the Company nor the other Group Company shall be obligated pursuant to this Article 129 to provide access to any information if the disclosure of which, as determined by the Board in good faith, will materially and adversely affect the attorney- client privilege between the Company and its external legal counsel.

130.	Termination of Information and Inspection Rights. The covenants set forth in Article 128 and Article 129 shall terminate and be of no further force or effect immediately before the consummation of an IPO.

PUBLIC OFFERING RIGHTS

131.	Public Offering Rights. Each Investor (a) shall be entitled to demand, short-form and piggyback registration rights, in each case on customary terms, with respect to any potential IPO of the Common Shares in the United States, and (b) shall be entitled to reasonably analogous or substantially equivalent rights with respect to any other IPO of theCompany’s Equity Securities in any other jurisdiction.

132.	Termination. Investor’s rights under Article 131 shall terminate and be of no further force or effect immediately before the consummation of an IPO.

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Annex

The financial year of the Company shall end on 31st December in each year.1

1 As confirmed by the Company by way of e-mail on 20 October 2021.

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